Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION

LICENSE AGREEMENT

This License Agreement (“Agreement”), dated as of August 29, 2025, (the “Effective Date”), is by and between IDEAYA Biosciences, Inc., a corporation organized under the laws of Delaware, having an address at 5000 Shoreline Court, Suite 300, South San Francisco, California 94080 U.S.A. (“IDEAYA”), and Les Laboratoires Servier, une société par actions simplifiée organized under the laws of France, having an address at 50 Rue Carnot, 92284 Suresnes Cedex, France (“Licensee”). Licensee and IDEAYA are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, IDEAYA is a precision medicine biotechnology company that focuses on discovering, developing, and commercializing targeted therapeutics for patients to treat cancer;

WHEREAS, IDEAYA is currently developing, and owns or controls, certain intellectual property rights relating to Darovasertib, a clinical stage selective small molecule Protein Kinase C (“PKC”) inhibitor being evaluated in patients with solid tumors (the “Licensed Compound”), alone and/or in combination with a third party’s compound; and

WHEREAS, Licensee desires to obtain from IDEAYA, and IDEAYA desires to grant to Licensee, an exclusive license to develop, manufacture and commercialize products containing the Licensed Compound, and the Parties wish to collaborate in connection therewith, all under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1

Definitions

For purposes of this Agreement, the following terms have the following meanings:

1.1
“Accounting Standards” means (a) U.S. Generally Accepted Accounting Principles (US GAAP) for IDEAYA or (b) International Financial Reporting Standards (IFRS) for Licensee.
1.2
“Acquiror” has the meaning set forth in Section 17.11 (Change of Control).
1.3
“Acquisition” has the meaning set forth in Section 1.40 (Definition of “Control”)
1.4
“Acting Party” has the meaning set forth in Section 9.5(c) (Taxes).
1.5
“Additional Development Activities” has the meaning set forth in Section 4.4 (Additional Development Activities).

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1.6
“Additional Regulatory Assistance” has the meaning set forth in Section 5.2 (IDEAYA Assistance).
1.7
“Adjuvant Costs” means all FTE Costs and Out-Of-Pocket Costs incurred by IDEAYA or its Affiliates that are attributable to Development activities of the Licensed Product for the uveal melanoma in Adjuvant Settings, as set forth in the Global Development Plan.
1.8
“Adjuvant Settings” means the use of a cancer therapy administered to a pre-metastatic patient after or in addition to a primary or initial therapy to maximize such primary or initial therapy’s effectiveness or initial therapy’s effectiveness to reduce risk of local or metastatic recurrence.
1.9
“Affiliate” means, with respect to a Party, any entity that, now or in the future, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Party, but for only so long as such control exists. As used in this Section 1.9, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract relating to voting rights, or corporate governance; or (b) direct or indirect beneficial ownership of fifty percent (50%) or more (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such entity. [***]
1.10
“Agreement” has the meaning set forth in the preamble.
1.11
“Alliance Managers” has the meaning set forth in Section 3.9 (Alliance Managers).
1.12
“Annual Cap” means, for any given Calendar Year, [***] of the aggregate amount of Global Development Shared Costs allocated to such Calendar Year, as set forth in the Global Development Budget and approved by the JDC.
1.13
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, any Applicable Laws or regulations implementing the OECD Convention Against Bribery of Foreign Public Officials in International Business Transactions, the French Sapin II Law (Law No. 2016-1691 of 9 December 2016), any anti-bribery or anti‑corruption laws and other similar anti-corruption laws, prohibiting bribery, kickbacks or other unlawful or improper means of obtaining business or commercial advantages, including applicable local and international anti-bribery and anti-corruption laws and regulations applicable to the Licensed Products in the Territory.
1.14
“Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state, and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits of or from any Governmental Authority having jurisdiction over or related to the subject item, including the U.S. Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.) (“FFDCA”), Prescription Drug Marketing Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), and all equivalent

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regulations in other applicable jurisdictions including but not limited to (a) Regulation (EC) No 726/2004, Directive 2001/83/EC and other EU pharmaceutical legislation, (b) national implementing laws in EU Member States, and any requirements issued by the European Medicines Agency (EMA), national competent authorities, or other relevant Governmental Authorities in the Territory, all as amended from time to time, together with any rules, regulations, compliance guidance and regulatory standards (including GCP, GLP, and GMP), promulgated thereunder.
1.15
“Applicable Trade Control Laws” means any applicable trade, import economic sanctions or export controls laws and regulations of the United States, the United Nations Security Council, the European Union, any member state of the European Union (if and as applicable) and the United Kingdom.
1.16
“Arising IP” has the meaning set forth in Section 10.1(b) (IP Ownership).
1.17
“Audited Party” has the meaning set forth in Section 9.7(b) (Audits).
1.18
“Auditing Party” has the meaning set forth in Section 9.7(b) (Audits).
1.19
“Background IP” has the meaning set forth in Section 10.1(a) (Background IP).
1.20
“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and the rules, regulations and guidelines promulgated thereunder.
1.21
“Bankruptcy Laws” means, as applicable, the Bankruptcy Code, or comparable bankruptcy, reorganization or insolvency laws of any Governmental Authority, in each case, as may be amended from time to time.
1.22
“Biomarker/Companion Diagnostic” means any molecule, product or combination of molecules or products that characterizes a tissue sample from a patient to inform treatment of such patient with respect to the Licensed Compound or a Licensed Product, including for example, to determine whether such patient is eligible for treatment with the Licensed Compound or a Licensed Product, to determine the dosing regimen for such patient with the Licensed Compound or Licensed Product, or to determine biological target engagement when such patient is treated with Licensed Compound or Licensed Product.
1.23
“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in San Francisco, California or Paris, France are authorized or required by Applicable Law to be closed for business.
1.24
“Calendar Quarter” means each of the three (3) month periods ending March 31, June 30, September 30 and December 31; provided, however, that: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter shall extend from the beginning of the Calendar Quarter in which this Agreement expires or terminates until the effective date of such expiration or termination.

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1.25
“Calendar Year” means the period of time beginning on January 1 and ending December 31, except for the first year which shall begin on the Effective Date and end on December 31 of the same year and the last year which shall begin on January 1 of the year in which the Term ends and end on the last day of the Term.
1.26
“Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated which results in shareholders or equity holders of such Party immediately prior to such transaction, no longer owning at least fifty percent (50%) of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) there is a sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole, through one or more related transactions.
1.27
“Clinical Supply Agreement” has the meaning set forth in Section 6.1 (Supply of Licensed Compounds and Licensed Product).
1.28
“Clinical Trial Application” means an application filed with a Regulatory Authority for authorization to commence clinical studies, including (a) an IND as defined in the FFDCA or CTA as defined by the Regulation (EU) No 536/2014 (Clinical Trials Regulation or CTR) or any successor application or procedure filed with the FDA, EMA, or any equivalent in other relevant countries or regulatory jurisdictions, and (b) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.
1.29
“CMO” means contract manufacturing organization.
1.30
“Combination Product” has the meaning set forth in Section 1.126 (definition of “Net Sales”).
1.31
“Commercialization Shelving Event” has the meaning set forth in Section 15.2(c) (Termination by IDEAYA for Cessation of Development or Commercialization).
1.32
“Commercialize” means to market, promote, distribute, import, export, offer to sell and/or sell, Manufacture for commercial use, as well as to conduct all associated post-launch regulatory activities, including market access, pricing and medical affairs. “Commercialization” and “Commercializing” shall have the correlative meanings.
1.33
“Commercial Milestone Event” has the meaning set forth in Section 9.3(a) (Commercial Milestones).
1.34
“Commercial Milestone Payment” has the meaning set forth in Section 9.3(a) (Commercial Milestones).
1.35
“Commercially Reasonable Efforts” means, with respect to a Party, [***].

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1.36
“Commercial Supply Agreement” has the meaning set forth in Section 6.1 (Supply of Licensed Compounds and Licensed Product).
1.37
“Confidential Disclosure Agreement” means the Confidentiality Agreement, entered into by and between IDEAYA and Licensee, dated April 29, 2025.
1.38
“Confidential Information” means, with respect to a Party, all Know-How, proprietary scientific, marketing, financial, business, legal, technical or non-technical, or other commercial information, and any other information of a Party that, due to the nature of its subject matter or circumstances surrounding its disclosure would reasonably be understood to be confidential and or proprietary, in each case, that is disclosed by or on behalf of such Party or any of its Affiliates or its or their Sublicensees or otherwise made available to the other Party or any of its Affiliates or its or their Sublicensees, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or made available orally, in writing, or in electronic form, whether before, on, or after the Effective Date. All Confidential Information disclosed by a Party pursuant to the Confidential Disclosure Agreement shall be deemed to be Confidential Information of such Party pursuant to this Agreement, in accordance with Section 11.7 (Prior Confidentiality Agreement). The existence and terms of this Agreement are the Confidential Information of both Parties, and the Licensed IP is the Confidential Information of IDEAYA.
1.39
“Contemplated Transaction” has the meaning set forth in Section 2.5 (Licensee’s Right of First Negotiation; Notice of Third Party Offers).
1.40
“Control” or “Controlled” means, with respect to any Know-How, Patent Right, other Intellectual Property Rights the possession (whether by ownership or license, other than by a license or sublicense granted pursuant to this Agreement) by a Party or its Affiliate of the ability to grant to the other Party a license or access as provided herein to such Know-How, Patent Right, other Intellectual Property Rights without violating the terms of any agreement or other arrangement of such Party with any Third Party, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license or access[***]. Notwithstanding the foregoing, in the event of (i) a Sale Transaction of a Party or (ii) the acquisition by either Party of all or substantially all of the business of a Third Party (“Acquisition”), such Party shall not be deemed to Control: (A) any Know-How, Patent Right or other Intellectual Property Rights owned or licensed by the acquirer of such Party or such acquirer’s Affiliate immediately prior to the closing of such Sale Transaction or Acquisition and (B) any Know-How, Patent Right or other Intellectual Property Rights that the acquirer of such Party or such acquirer’s Affiliate subsequently develops without accessing or practicing the Licensed IP or any Confidential Information of the other Party (or any Confidential Information of both Parties), in each case ((A) and (B)), except to the extent that such Know-How, Patent Right or other Intellectual Property Rights are (1) is actually used by such Party or its Affiliates, or the acquirer of such Party, to Exploit the Licensed Compound or Licensed Products following the closing of such Sale Transaction or Acquisition or (2) was Controlled by such Party or its Affiliates prior to the closing of such Sale Transaction or Acquisition.
1.41
“Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C.

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§335a (a) or 42 U.S.C. §1320a – 7(a) or analogous provisions of Applicable Law outside the U.S., but has not yet been excluded, debarred, suspended, or otherwise declared ineligible.
1.42
“Cover” means (a) with respect to Know-How, that the Exploitation of a given molecule, product, or item incorporates, uses or would require the use such Know-How and (b) with respect to a Patent Right, that the Exploitation of a given molecule, product, or item would infringe or otherwise meets all limitations of a issued or pending claim of such Patent Right (in the absence of ownership of, or a valid license under, such Patent Right). Cognates of the word “Cover” shall have correlative meanings.
1.43
“Covered Results” has the meaning set forth in Section 11.6 (Publications).
1.44
“Data” means all data and results, including raw data, analyzed data, reports, and summaries, generated from the Existing Clinical Studies, as well as from any other clinical studies, pre-clinical studies, toxicology studies, pharmacology studies, and any other research or Development activities involving the Licensed Compound or the Licensed Product, whether conducted before, on, or after the Effective Date, in each case, in the Priority Indications, the Neoadjuvant Indication and any other Indication.
1.45
“Data Security and Privacy Laws” means all Applicable Laws relating in any way to the privacy, confidentiality, Processing and/or security of Personal Data, including but not limited to: (a) Health Insurance Portability and Accountability Act (“HIPAA”), (b) Section 5 of the Federal Trade Commission Act (“Section 5”), (c) applicable United States federal and state laws, (d) Regulation (EU) 2016/679 of 27 April 2016 on the protection of natural persons with regard to the processing of Personal Data (“GDPR”), (e) national legislation implementing or supplementing the GDPR, (f) Directive 2002/58/EC of 12 July 2002 concerning the processing of Personal Data and the protection of privacy in the electronic communications sector (“ePrivacy Directive”), (g) national legislation implementing or supplementing the ePrivacy Directive, and (h) all other applicable national, supra-national, federal or state privacy, data protection and cybersecurity legislation in force, in each case including, where applicable, statutes, decisions, guidelines, binding guidance, any decisions adopted by a competent supervisory authority, administrative or judicial court and other competent authorities, in each case as amended, replaced or updated from time to time and together with any subordinate or related legislation made under any of the foregoing.
1.46
“Debarred Individual” or “Debarred Entity” is an individual or entity that (a) has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) or analogous provisions of Applicable Law outside the U.S. from providing services in any capacity to a Person that has an approved or pending drug or biological product application or from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of such a corporation, partnership, or association.
1.47
“Develop” means any drug development activities, including manufacture for pre-clinical and non-clinical research and clinical trials, test method development and stability testing, assay development and audit development, toxicology, formulation, quality assurance/quality control development, statistical analysis, clinical studies, packaging development, regulatory

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affairs, and the preparation, filing, and prosecution of Regulatory Filings as necessary to obtain Regulatory Approval. “Development” shall have the correlative meaning.
1.48
“Development Shelving Event” has the meaning set forth in Section 15.2(c) (Termination by IDEAYA for Cessation of Development or Commercialization).
1.49
“Direct License” has the meaning set forth in Section 15.4 (Sublicense Survival).
1.50
“Disclosing Party” has the meaning set forth in Section 11.1 (Confidentiality Obligations).
1.51
“Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices if the FDA or its foreign equivalent outside of the U.S. has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false information to the study sponsor or the FDA or its foreign equivalent outside of the U.S.
1.52
“Dollars” or “$” means the legal tender of the United States.
1.53
“Drug Safety Panel” has the meaning set forth in Section 3.8 (Decision-Making).
1.54
“Effective Date” has the meaning set forth in the preamble.
1.55
“EMA” means the European Medicines Agency or any successor entity thereto and, with respect to any Regulatory Approval in the European Union, includes the European Commission.
1.56
“ePrivacy Directive” has the meaning set forth in Section 1.45 (Definition of Data Security and Privacy Laws).
1.57
“Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended, or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services or their foreign equivalents outside of the U.S.; or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended, or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA) and its foreign equivalents outside of the U.S.
1.58
“Exclusive Negotiation Period” has the meaning set forth in Section 2.5(a) (Right of First Negotiation).
1.59
“Executive Officers” means (a) with respect to IDEAYA, the Chief Executive Officer, or any other person that such officer designates from time to time, and (b) with respect to Licensee, the Chief Executive Officer, or any other person that such officer designates from time to time.

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1.60
“Existing Clinical Studies” means the clinical trials involving the Licensed Compound or the Licensed Product, initiated and/or sponsored by Novartis, IDEAYA or their Affiliates, which started prior to the Effective Date including, without limitation: (a) Phase I clinical trial entitled “A Phase I, Multi-center, Open-label, Study of LXS196, an Oral Protein Kinase C Inhibitor, in Patients With Metastatic Uveal Melanoma”, (b) Phase I/II clinical trial entitled “A Phase 1/2 Study of IDE196 in Patients with Solid Tumors Harboring GNAQ/11 Mutations or PRKC Fusions”, (c) Phase II clinical trial entitled “(Neo)Adjuvant IDE196 (Darovasertib) in Patients With Localized Ocular Melanoma”, (d) Phase II/III clinical trial entitled “IDE196 (Darovasertib) in Combination With Crizotinib Versus Investigator’s Choice of Treatment as First-line Therapy in HLA-A2 Negative Metastatic Uveal Melanoma (DAR-UM-2)”, and (e) Phase III clinical trial entitled “A randomized, Phase 3, open-label study of neoadjuvant Darovasertib in subjects with primary non-metastatic uveal melanoma (OptimUM-10).”
1.61
“Exploit” or “Exploitation” means to make, have made, import, use, sell, offer for sale, or otherwise exploit, including to research, Develop, Manufacture, Commercialize, register, modify, enhance, improve, manufacture, have manufactured, hold or keep (whether for disposal or otherwise), formulate, optimize, have used, export, transport, distribute, promote, market, have sold or otherwise dispose of.
1.62
“FDA” means the U.S. Food and Drug Administration or any successor agency thereto.
1.63
“FFDCA” has the meaning set forth in Section 1.14 (Definition of “Applicable Laws”).
1.64
“Field” means all diagnostic, prophylactic and therapeutic uses in humans.
1.65
“First Commercial Sale” means, with respect to any Licensed Product in any country or jurisdiction in the Territory, the first arm’s length sale by Licensee, its Affiliates or its or their Sublicensees to a Third Party for value for end use or consumption of any such Licensed Product following receipt of Regulatory Approval of such Licensed Product in such country.
1.66
“Force Majeure Event” has the meaning set forth in Section 17.1 (Force Majeure).
1.67
“FTE” means the equivalent of the work of one qualified full-time employee of a Party or its Affiliate for one Calendar Year (i.e. one fully committed person or multiple partially committed persons aggregating to one full time person) consisting of at least a total of [***] per Calendar Year to perform Development activities under the Global Development Plan or other reimbursable activities set forth in this Agreement.
1.68
“FTE Costs” means, for a given period, the FTE Rate multiplied by the total number of FTEs (proportionately, on a per-FTE basis) actually expended to conduct the activities allocated to a Party under this Agreement. [***]
1.69
“FTE Rate” means a rate per FTE equal to [***].

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1.70
“GDPR” has the meaning set forth in Section 1.44 (Definition of Data Security and Privacy Laws).
1.71
“Generic Equivalent” means, with respect to the Licensed Product in a country, any product that: (a) has Regulatory Approval for use in such country pursuant to a regulatory process governing approval of generic products where such Regulatory Approval relies on or incorporates, in whole or in part, on (i) a prior Regulatory Approval granted for such Licensed Product or (ii) any clinical Data generated in support of a prior Regulatory Approval granted for such Licensed Product, and (b) is determined by the applicable Regulatory Authority in or for a country in the Territory to be a generic product with respect to or interchangeable with such Licensed Product, including (i) any product authorized for sale in the European Union pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision), or (ii) in any other country or jurisdiction in the Territory pursuant to all equivalents of such provisions, including any amendments and successor statutes with respect to any of the foregoing.
1.72
“[***]” shall mean a sister legal entity of Licensee (i.e., an Affiliate that does not control Licensee, is not controlled by Licensee but is under common control with Licensee), that is engaged primarily in the Development, Manufacture and/or Commercialization of generic pharmaceutical products.
1.73
“Global Commercialization Strategy” has the meaning set forth in Section 7.3 (Global Commercialization Strategy).
1.74
“Global Development Budget” has the meaning set forth in Section 4.2(a) (Global Development Plan).
1.75
“Global Development Costs” means the sum of eligible (a) Out-of-Pocket Costs and (b) FTE Costs incurred by the Parties, after the Effective Date, for the Development of the Licensed Compound and the Licensed Product in accordance with the Global Development Budget and Global Development Plan. For the avoidance of doubt, the Global Development Costs shall exclude all developments costs incurred by IDEAYA before the Effective Date.
1.76
“Global Development Plan” has the meaning set forth in Section 4.2(a) (Global Development Plan).
1.77
“Global Development Shared Costs” means the Global Development Costs set forth in the Global Development Budget which are eligible for cost-sharing between IDEAYA and Licensee in accordance with Section 3.5(a) (Joint Development Committee) and Section 4.3 (Costs of Global Development Activities). [***]
1.78
“Global Study(ies)” means all non-clinical, preclinical or clinical studies set forth in the Global Development Plan.
1.79
“Good Clinical Practices” or “GCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guideline adopted by the International Conference on Harmonization (“ICH”), titled “Guidance for Industry E6 Good

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Clinical Practice: Consolidated Guidance” (or any successor document), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority applicable to the concerned territory, as they may be updated from time to time;
1.80
“Good Laboratory Practices” or “GLP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority applicable to the concerned territory, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.
1.81
“Good Manufacturing Practices” or “GMP” means the then-current good manufacturing practices required by the FDA, as set forth in the FFDCA, as amended, and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable Applicable Law related to the manufacture and testing of pharmaceutical materials in jurisdictions outside the U.S., including the quality guideline promulgated by the ICH designated ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the regulations promulgated thereunder, as they may be updated from time to time;
1.82
“Governmental Authority” means any federal, state, national, supranational, local, or other government, whether domestic or foreign, including any subdivision, department, agency, instrumentality, authority (including any Regulatory Authority), commission, board, or bureau thereof, or any court, tribunal, or arbitrator.
1.83
“HIPAA” has the meaning set forth in Section 1.44 (Definition of Data Security and Privacy Laws).
1.84
“ICC” has the meaning set forth in Section 16.3(a) (Arbitration).
1.85
“ICC Rules” has the meaning set forth in Section 16.3(a) (Arbitration).
1.86
“IDEAYA” has the meaning set forth in the preamble.
1.87
“IDEAYA Arising IP” has the meaning set forth in Section 10.1(b) (Arising IP).
1.88
“IDEAYA Indemnitee” has the meaning set forth in Section 14.2 (Indemnification by Licensee).
1.89
“IIS” has the meaning set forth in Section 4.4(d) (Investigator Studies).
1.90
“IND” means (a) an Investigational New Drug application as defined in the FFDCA, as amended, and applicable U.S. regulations promulgated thereunder by the FDA, (b) a comparable clinical trial authorization application for a product filed with a Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction, or (c) documentation

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issued by a Regulatory Authority that permits the conduct of clinical testing of a product in humans in a jurisdiction.
1.91
“Indemnitee” has the meaning set forth in Section 14.3 (Indemnification Procedure).
1.92
“Indemnitor” has the meaning set forth in Section 14.3 (Indemnification Procedure).
1.93
“Indication” means a discrete clinically recognized form of a disease, such as different types of solid tumors. [***]
1.94
“Indirect Taxes” has the meaning set forth in Section 9.5(b) (Taxes).
1.95
“Initiating Party” has the meaning set forth in Section 4.4(a) (Additional Development Activities).
1.96
“Intellectual Property Rights” means all Know-How, trade secrets, copyrights, Patent Rights, Trademarks, goodwill, moral rights, and any and all other intellectual property or proprietary rights (including applications relating thereto), whether or not now known or hereafter recognized in any jurisdiction.
1.97
“Issuing Party” has the meaning set forth in Section 11.5(b) (Review).
1.98
“IST” has the meaning set forth in Section 4.4(d) (Investigator Studies).
1.99
“Joint Arising IP” has the meaning set forth in Section 10.1(b) (Arising IP).
1.100
“Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 3.5 (Subcommittees).
1.101
“Joint Development Committee” or “JDC” has the meaning set forth in Section 3.5 (Subcommittees).
1.102
“Joint Intellectual Property Committee” or “JIPC” has the meaning set forth in Section 3.5 (Subcommittees).
1.103
“Joint Manufacturing Committee” or “JMC” has the meaning set forth in Section 3.5 (Subcommittees).
1.104
“Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.1 (JSC Formation; Purposes and Principles).
1.105
“Know-How” means proprietary techniques, technology, trade secrets, inventions (whether patentable or not), methods, know-how, data and results (including pharmacological Data, toxicological Data and all other Data), and analytical and quality control data and results, regulatory documents, and other information regarding Materials.

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1.106
“Knowledge” means, with respect to a matter that is the subject of a given representation or warranty or covenant of IDEAYA[***].
1.107
“Licensed Compound” has the meaning set forth in the Recitals.
1.108
“Licensed IP” means the Licensed Patents and Licensed Know-How.
1.109
“Licensed Know-How” means all Know-How Controlled by IDEAYA or any of its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful to Exploit any Licensed Compound or Licensed Product in the Field in the Territory, including any Know-How within IDEAYA Arising IP and IDEAYA’s interest in any Know-How within Joint Arising IP.
1.110
“Licensed Patents” means all Patent Rights Controlled by IDEAYA as of the Effective Date or during the Term that: (a) claim the composition of matter of, or the method of making or using, any Licensed Compound or Licensed Product in the Field in the Territory, or (b) otherwise are necessary or reasonably useful to Exploit any Licensed Compound or Licensed Product in the Field in the Territory, including any Patent Rights within IDEAYA Arising IP and IDEAYA’s interest in any Patent Rights within Joint Arising IP. The Licensed Patents existing as of the Effective Date are set forth on Schedule 1.110 attached hereto.
1.111
“Licensed Product” means any pharmaceutical product containing a Licensed Compound (alone or in combination with one or more other compound(s) or active ingredient(s)), in any forms, presentations, delivery systems, dosages, strengths, and formulations.
1.112
“Licensee” has the meaning set forth in the preamble.
1.113
“Licensee Arising IP” has the meaning set forth in Section 10.1(b) (Arising IP).
1.114
“Licensee Arising Patents” has the meaning set forth in Section 10.3(b) (Patent Prosecution, Maintenance and Defense).
1.115
“Licensee Indemnitee” has the meaning set forth in Section 14.1 (Indemnification by IDEAYA).
1.116
“Losses” means all claims, threatened claims, losses, suits, damages, taxes, proceedings, liabilities, costs, expenses, including reasonable attorneys’ fees and other litigation costs, or judgments, whether for money or equitable relief, of any kind.
1.117
“MAA” means a MA application or equivalent application and all amendments and supplements thereto, filed with the applicable Regulatory Authority in any country or jurisdiction.
1.118
“Major European Countries” means France, Germany, Italy, Spain, and the United Kingdom.
1.119
“Manufacture” or “Manufacturing” means any and all processes and activities directed to producing, manufacturing, processing, sourcing of materials, filling, finishing,

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packaging, labeling, inspecting, quality controls testing, quality assurance and release, receiving, holding, shipping or storage of raw materials or packaging materials with respect thereto, or any intermediate of any of the foregoing, including process and cost optimization, process qualification and validation, commercial manufacture, stability and release testing, and quality control.
1.120
“Manufacturing Technology Transfer” has the meaning set forth in Section 6.2 (Manufacturing Technology Transfer).
1.121
“Marketing Approval” or “MA” means all approvals, licenses, registrations or authorizations of the Regulatory Authorities in a country or jurisdiction, necessary for the manufacture, use, storage, import, marketing and sale of the Licensed Product in such country or jurisdiction.
1.122
“Materials” means any proprietary biological, chemical, or other physical substance, including cells, cell lines, reagents, plasmids, proteins, assays, compositions of matter and compounds.
1.123
“Neoadjuvant Costs” means all FTE Costs and Out-Of-Pocket Costs incurred by IDEAYA or its Affiliates that are attributable to Development activities of the Licensed Product for the Neoadjuvant Indication, as set forth in the Global Development Plan.
1.124
“Neoadjuvant Indication” means an Indication for the treatment uveal melanoma in Neoadjuvant Settings.
1.125
“Neoadjuvant Settings” means the use of a cancer therapy administered to a pre-metastatic patient before the primary or initial therapy to maximize such primary or initial therapy’s effectiveness.
1.126
“Net Sales” means the net sales recorded by Licensee or any of its Affiliates or its or their Sublicensees for any Licensed Product sold to Third Parties other than Sublicensees for end use, as determined by [***], as consistently applied. [***]

With respect to the calculation of Net Sales: (i) Net Sales shall only include [***].

Any [***] shall not be included in Net Sales.

If a Licensed Product either (1) is sold in the form of [***] or (2) is sold in a form that [***], then the Net Sales of such Licensed Product for the purpose of calculating payments owed under this Agreement for sales of such Licensed Product, shall be determined as follows: [***]

1.127
“Non-Acting Party” has the meaning set forth in Section 9.5(c) (Taxes).
1.128
“Non-Exclusively Licensed Patents” has the meaning ascribed to this term under the Novartis Agreement.
1.129
“Non-Publishing Party” has the meaning set forth in Section 11.6 (Publications).

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1.130
“Novartis” has the meaning set forth in Section 1.131 (Novartis Agreement).
1.131
“Novartis Agreement” means that certain License Agreement, by and between IDEAYA and Novartis International Pharmaceutical Ltd. (“Novartis”), dated as of September 19, 2018 (“Novartis Agreement Effective Date”).
1.132
“Out-of-Pocket Costs” means all direct, documented and verifiable expenses actually incurred and paid by a Party or its Affiliate to Third Party vendors, contractors or consultants [***].
1.133
“Party” has the meaning set forth in the preamble.
1.134
“Party Vote” has the meaning set forth in Section 3.8 (Decision Making).
1.135
“Patent Rights” means (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings, and patent applications, and (b) any renewals, divisions, continuations (in whole or in part), or requests for continued examination of any of such patents, certificates of invention and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, supplementary protection certificates, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing, and all U.S. and foreign counterparts of any of the foregoing.
1.136
“Personal Data” means (a) all information identifying, or in combination with other information, identifiable to an individual, including pseudonymized (key-coded) clinical data, and (b) any other information that is governed, regulated, or protected by one or more Data Security and Privacy Laws.
1.137
“Person(s)” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.
1.138
“Pfizer” has the meaning set forth in Section 1.139 (Pfizer Agreements).
1.139
“Pfizer Agreements” means those certain Clinical Trial Collaboration and Supply Agreements, by and between IDEAYA and Pfizer Inc. (“Pfizer”), the first dated as of March 11, 2020, as amended on September 9, 2020, April 8, 2021, August 9, 2021, May 10, 2023, and December 16, 2024, and the second dated as of March 9, 2022, as amended on May 10, 2023.
1.140
“Pfizer Combination Study(ies)” means individually or collectively, as the context requires, any study involving the Licensed Product and the Pfizer Product, either separately or as a Combination Product, sponsored by IDEAYA pursuant to the Pfizer Agreements.
1.141
“Pfizer Product” means Xalkori (crizotinib) or a salt thereof, excluding, however, any generic version of crizotinib other than a generic version owned or controlled by Pfizer or its Affiliates.

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1.142
“Potential Target Countries” has the meaning set forth in Section 2.4 (Additional Target Countries).
1.143
“Pricing and Reimbursement Approval” means, with respect to a Licensed Product, the approval, agreement, determination, or decision of the applicable Regulatory Authority establishing the price or level of reimbursement for such Licensed Product, as required in a given country or jurisdiction prior to reimbursed (or insurance-covered) sale of such Licensed Product in such jurisdiction.
1.144
“Priority Indication” means an Indication for the treatment of (a) metastatic uveal melanoma or (b) uveal melanoma in Adjuvant Settings.
1.145
“Processing” (or its conjugates) means any operation or set of operations that is performed upon Personal Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alternation, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, blocking, erasure, or destruction.
1.146
“Product Trademark Infringement” has the meaning set forth in Section 10.9(f)(i) (Enforcement of Product Trademarks).
1.147
“Product Trademarks” has the meaning set forth in Section 10.9(a) (Product Trademarks).
1.148
“Prosecution” has the meaning set forth in Section 10.3(a) (Patent Prosecution, Maintenance and Defense).
1.149
“Publishing Party” has the meaning set forth in Section 11.6 (Publications).
1.150
“PVA” has the meaning set forth in Section 5.6 (Pharmacovigilance Agreement and Global Safety Database).
1.151
“Qualified Sublicensee” has the meaning set forth in Section 2.2 (Sublicensing).
1.152
“Recall” has the meaning set forth in Section 5.5 (Recalls).
1.153
“Receiving Party” has the meaning set forth in Section 11.1 (Confidentiality Obligations).
1.154
“Regulatory Approval” means, with respect to a Licensed Product in any country or jurisdiction, any approval, registration, license or authorization from a Regulatory Authority in a country or other jurisdiction that is reasonably necessary to legally market and sell a Licensed Product in such country or jurisdiction, including Pricing and Reimbursement Approvals (to the extent applicable).
1.155
“Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for Licensed Products, including the FDA, the EMA, and any corresponding national or regional regulatory authorities.

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1.156
“Regulatory Exclusivity” means with respect to a Licensed Product in a country, the period of time during which: (a) a Party or its Affiliate or its or their Sublicensee has been granted the exclusive legal right by a Regulatory Authority (or is otherwise entitled to the exclusive legal right by operation of Applicable Law) in such country to market and sell the Licensed Product; or (b) the data and information submitted by a Party or its Affiliate or its or their Sublicensee to the relevant Regulatory Authority in such country for purposes of obtaining Regulatory Approval may not be disclosed, referenced, or relied upon in any way by a Third Party or such Regulatory Authority (including by relying upon the Regulatory Authority’s previous findings regarding the safety or effectiveness of the Licensed Product) to support the Regulatory Approval or marketing of any product by a Third Party in such country.
1.157
“Regulatory Filing” means any documentation comprising or relating to or supporting any filing or application with any Regulatory Authority with respect to a pharmaceutical product, including any documents submitted to any Regulatory Authority, including Clinical Trial Applications, MAAs, labeling changes, any submission to a regulatory advisory board, and any supplement or amendment thereto, and all correspondence with any Regulatory Authority with respect to any pharmaceutical product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).
1.158
“Regulatory Milestone Event” has the meaning set forth in Section 9.2(a) (Regulatory Milestones).
1.159
“Regulatory Milestone Payment” has the meaning set forth in Section 9.2(a) (Regulatory Milestones).
1.160
“Release” has the meaning set forth in Section 11.5(b) (Review).
1.161
“Representatives” means a Party’s and its Affiliates’ employees, officers, directors, consultants, and legal advisors.
1.162
“Reviewing Party” has the meaning set forth in Section 11.5(b) (Review).
1.163
“Review Period” has the meaning set forth in Section 11.5(b) (Review).
1.164
“ROFN Interest Notice” has the meaning set forth in Section 2.5 (Licensee’s Right of First Negotiation).
1.165
“ROFN Trigger Notice” has the meaning set forth in Section 2.5 (Licensee’s Right of First Negotiation).
1.166
“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, means the period commencing on the First Commercial Sale of a Licensed Product in a specified country until the latest of: (a) the expiration of the last to expire Valid Claim of the Licensed Patents that, but for the licenses granted hereunder, would be infringed by the Exploitation of such Licensed Product in such country; (b) the expiration of any Regulatory Exclusivity for such Licensed Product in such country; or (c) the ten (10) year anniversary of the First Commercial Sale of the Licensed Product in the relevant country.

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1.167
“Sale Transaction” has the meaning set forth in Section 17.10 (Assignment).
1.168
“Sanctioned Party” means any Person:
(a)
designated on the list of Specially Designated Nationals and Blocked Persons, Foreign Sanctions Evaders, or any equivalent list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or any other agency of the U.S. government;
(b)
designated on the Consolidated List of Persons, Groups and Entities Subject to European Union Financial Sanctions maintained by the European Commission, any equivalent list maintained by the competent sanctions authority of any European Union Member State, or any similar list maintained by the United Kingdom, including the Consolidated List of Asset Freeze Targets maintained by His Majesty’s Treasury;
(c)
that is, or is part of, a government of a Sanctioned Territory or Venezuela;
(d)
directly or indirectly owned or controlled, individually or in the aggregate, by any of the foregoing; or
(e)
that is located or residing in, or operating from, any Sanctioned Territory.
1.169
“Sanctioned Territory” has the meaning set forth in Section 12.4(f) (Mutual Covenants).
1.170
“SEC” means the U.S. Securities and Exchange Commission, or any successor entity.
1.171
“Section 5” has the meaning set forth in Section 1.44 (Definition of Data Security and Privacy Laws).
1.172
“Securitization Transaction” has the meaning set forth in Section 17.12 (Securitization Transaction).
1.173
“Security Incident” means any unauthorized, unlawful or accidental access, loss, destruction, acquisition of or damage to the data of a Party or its Affiliate, including Personal Data.
1.174
“Selling Party” has the meaning set forth in Section 1.126 (Definition of “Net Sales”).
1.175
“Sell-Off Period” has the meaning set forth in Section 15.3(a)(v) (Sell-Off Period).
1.176
“Subcommittee” has the meaning set forth in Section 3.5 (Subcommittees).
1.177
“Subcontractor” has the meaning set forth in Section 2.2(a) (Sublicensing).

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1.178
“Sublicense” means a license or sublicense of the Licensed IP and relating to a Licensed Product or the Exploitation of a Licensed Product, in each case granted by Licensee or its Affiliates to any Person.
1.179
“Sublicensee” means any Person, that is granted a Sublicense, in whole or in part, in accordance with Section 2.2(a) (Sublicensing).
1.180
“Target Countries” means [***].
1.181
“Tax” or “Taxes” means any and all present or future taxes, levies, imposts, duties, charges, assessments or withholdings of any nature, including but not limited to those measured by or referred to as income, gross receipts, capital gains, sales, use, excise, value-added, payroll, employment, unemployment (including social security), customs duties, franchise, transfer, stamp, and other similar taxes, together with any interest, penalties, additions to tax, or other amounts imposed by any Governmental Authority.
1.182
“Tax Action” has the meaning set forth in Section 9.5(c) (Taxes).
1.183
“Tax Benefit” has the meaning set forth in Section 9.5(c) (Taxes).
1.184
“Term” has the meaning set forth in Section 15.1 (Term).
1.185
“Territory” means worldwide except for the U.S.
1.186
“Territory Commercialization Plan” has the meaning set forth in Section 7.4 (Territory Commercialization Plan).
1.187
“Territory Specific Development Plan” has the meaning set forth in Section 4.5(a) (Territory-Specific Development Plan).
1.188
“Third Party” means any Person other than a Party or any of its Affiliates.
1.189
“Third Party Action” has the meaning set forth in Section 14.1 (Indemnification by IDEAYA).
1.190
“Third Party License Payments” has the meaning set forth in Section 9.4(b) (Royalty Reductions).
1.191
“Trademark” means any mark, word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub-brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or origin, whether or not registered, and all statutory and common law rights therein, and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.
1.192
“U.S.” means the United States of America and its territories and possessions.

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1.193
“Valid Claim” means, on a country-by-country basis, a claim of (a) an unexpired issued Licensed Patent, as long as the claim has not been admitted by IDEAYA or otherwise caused to be invalid or unenforceable through reissue, disclaimer, or otherwise, or held invalid or unenforceable by a Governmental Authority of competent jurisdiction from whose judgment no appeal is allowed or timely taken, or (b) a pending application of a Licensed Patent that has not been finally cancelled, finally rejected, withdrawn, expired, or abandoned, without the opportunity for appeal, provided that Valid Claim shall exclude any such pending claim that (i) has not been granted within [***] after the earliest priority filing date for such application or (ii) has not been or is not being prosecuted in good faith.
1.194
“Working Group” has the meaning set forth in Section 3.6 (Working Groups).
Article 2

GRANTS OF LICENSES AND RIGHT OF FIRST NEGOTIATION
2.1
License Grants.
(a)
License Grants to Licensee. Subject to the terms and conditions of this Agreement, IDEAYA, on behalf of itself and its Affiliates, hereby grants to Licensee:
(i)
an exclusive (even as to IDEAYA), sublicensable (subject to and in accordance with Section 2.2 (Sublicensing)) right and license under the Licensed IP and the Product Trademarks to Commercialize the Licensed Compound and Licensed Products and Biomarker/Companion Diagnostics in the Field in the Territory; and
(ii)
a co-exclusive (with IDEAYA), sublicensable (subject to and in accordance with Section 2.2 (Sublicensing)) right and license under the Licensed IP to (i) Develop the Licensed Compound and Licensed Products and Biomarker/Companion Diagnostics in the Field in the Territory and (ii) Manufacture and have Manufactured the Licensed Compound and Licensed Products and Biomarker/Companion Diagnostics anywhere in the world solely for Commercialization in the Field in the Territory in accordance with Section 6.2 (Manufacturing Technology Transfer).

IDEAYA’s co-exclusive right and license in the Field in the Territory as set forth in this Section 2.1(a)(ii) (License Grants to Licensee) shall solely be related to its performance of Development activities under the Global Development Plan.

(b)
License Grants to IDEAYA. Subject to the terms and conditions of this Agreement, Licensee, on behalf of itself and its Affiliates, hereby grants to IDEAYA:
(i)
an exclusive (even as to Licensee), sublicensable (through multiple tiers), royalty-free, transferable (to successors and assignees) right and license under Licensee’s right and interest in Licensee Arising IP and Licensee’s interest in Joint Arising IP to Develop, Manufacture, Commercialize and otherwise

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Exploit the Licensed Compound and Licensed Products in any field of use outside the Territory and outside of the Field in the Territory; and
(ii)
a co-exclusive (with Licensee), sublicensable (solely to subcontractors and agents conducting Development on behalf of IDEAYA) royalty-free, transferable (to successors and assignees) right and license under the Licensee Arising IP and Licensee’s interest in Joint Arising IP to:
(A)
perform Development activities under the Global Development Plan anywhere in the world; and
(B)
Manufacture and have Manufactured the Licensed Compound and Licensed Products and Biomarker/Companion Diagnostics in the Field in the Territory (1) to supply Licensee with Licensed Compound and Licensed Products in accordance with the Clinical Supply Agreement and Commercial Supply Agreement and (2) to support Development or Commercialization of Licensed Compound and Licensed Products in the Field outside the Territory.
2.2
Sublicensing.
(a)
Licensee may grant Sublicenses under the rights and licenses granted to it under Section 2.1(a) (License Grants to Licensee), by means of written agreement, to (i) its Affiliates, (ii) distributors, wholesalers, contract research organizations, contract development and manufacturing organizations, analytical services, and other Third Party services providers engaged by Licensee or its Affiliates that: (x) have been granted a limited Sublicense solely in order to provide services to Licensee or its Affiliates in connection with Licensee’s exercise of its rights under this Agreement, and (y) have not, are not and will not pay consideration of any kind to Licensee or its Affiliates in exchange for such Sublicense (each such entity satisfying the conditions of foregoing clauses (x) and (y), a “Subcontractor”), (iii) a Qualified Sublicensee, in each case ((i) and to (iii)), without prior notice or consent to IDEAYA. For purposes of this Section 2.2(a) (Sublicensing), “Qualified Sublicensee” shall be deemed: [***]. Licensee may further grant Sublicenses under the rights and licenses granted to it under Section 2.1(a) (License Grants to Licensee) to any other Third Parties with the prior written consent of IDEAYA, such consent not to be unreasonably withheld, conditioned or delayed.
(b)
If Licensee enters into any Sublicense in accordance with Section 2.2(a) (Sublicensing), upon IDEAYA’s request in writing, Licensee will provide to IDEAYA a copy of such Sublicense (which may be redacted for financial terms to the extent not relevant to Licensee’s rights or obligations hereunder), in each case, no later than [***] following the receipt of IDEAYA’s written request. Licensee will ensure that each Sublicense granted under the licenses granted in Section 2.1(a) (License Grants to Licensee) will be in writing and consistent with all terms and conditions of this Agreement applicable to such Sublicensee and will require further sublicenses to comply with the terms and conditions hereof to the extent applicable to the Sublicense, in the same manner and to the same extent as Licensee is bound hereby, and Licensee shall remain responsible

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for the performance of this Agreement by the Sublicensees. Without limiting the foregoing, each Sublicense will contain the following provisions: (i) a requirement that the Sublicensee comply with Article 11 (Confidentiality) with respect to IDEAYA’s Confidential Information; (ii) requirements consistent with this Section 2.2 (Sublicensing) and the relevant terms of this Agreement; and (iii) if such Sublicense contains a right to Commercialize the Licensed Compound, Licensed Products or Biomarker/Companion Diagnostics, such Sublicense will also contain the following provisions: (x) obligations to use Commercially Reasonable Efforts to Develop and Commercialize the Licensed Products consistent with Section 4.1 (Development Diligence) and Section 7.2 (Commercialization Diligence) as applicable to such Sublicensee’s territory, (y) a requirement that the Sublicensee submit applicable sales or other reports to Licensee to the extent necessary or relevant to the reports required to be made or records required to be maintained by Licensee under this Agreement, and (z) the records and audit requirements consistent with those set forth in Section 9.7 (Records and Audits). For clarity, any attempted sublicense by Licensee in violation of this Section 2.2 (Sublicensing) shall be void.
2.3
No Implied Licenses. Except as expressly set forth in this Agreement, neither Party will acquire any license or other intellectual property interest, by implication or otherwise, under or to any Intellectual Property Controlled by the other Party.
2.4
Additional Target Countries. Licensee shall be entitled to add one or more of the following countries to the list of Target Countries: [***] (“Potential Target Countries”), if Licensee deems it is commercially reasonable to do so. Such addition along with relevant activities in such Potential Target Country(ies) shall be discussed by the Parties in good faith, through JDC and JSC. If Licensee decides to include any such Potential Target Country, the definition of Target Countries shall be automatically amended to include such Potential Target Country.
2.5
Licensee’s Right of First Negotiation; Notice of Third Party Offers.
(a)
Right of First Negotiation. If IDEAYA has a bona fide intention (including after receipt of an offer from a Third Party) to (i) grant a license under the Licensed IP to a Third Party to Develop, Manufacture, Commercialize or otherwise Exploit the Licensed Compound or any Licensed Product outside the Territory (i.e. in the U.S.) or (ii) sell, transfer or otherwise dispose of the Licensed Compound or any Licensed Product outside the Territory (i.e. in the U.S.), other than (x) in connection with any merger, consolidation, sale of substantially all of IDEAYA’s assets or business, or (y) where such assignment or transfer has been agreed as a result of a Change of Control of IDEAYA (each of ((i)-(ii)), a “Contemplated Transaction”), IDEAYA shall notify Licensee in writing of its intent to enter into such Contemplated Transaction prior to initiating any discussions or negotiations with a Third Party relating thereto (“ROFN Trigger Notice”). Following Licensee’s receipt of a ROFN Trigger Notice, Licensee shall notify IDEAYA within [***] if it is interested in initiating discussions with IDEAYA with respect to such Contemplated Transaction (“ROFN Interest Notice”). [***] IDEAYA shall not initiate discussions or conduct negotiations with any Third Party regarding such Contemplated Transaction until (A) if no ROFN Interest Notice is received by IDEAYA

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within [***] of Licensee’s receipt of the ROFN Trigger Notice, the expiration of such [***] period, or (B) if a ROFN Interest Notice is received by IDEAYA within [***] of the date of the ROFN Trigger Notice, a period of [***] following Licensee’s receipt of the ROFN Trigger Notice, unless the Parties mutually agree to extend such exclusivity period (the “Exclusive Negotiation Period”).
(b)
Post-ROFN Protection. [***]
2.6
Novartis Agreement.
(a)
Licensee hereby acknowledges and agrees that IDEAYA is a party to the Novartis Agreement, that certain rights granted to IDEAYA under this Agreement are owned or controlled by Novartis pursuant to the Novartis Agreement and such rights are subject to, and limited in all respects to, the terms and conditions of the Novartis Agreement. IDEAYA shall ensure that any right granted to or obligations imposed on Licensee in this Agreement comply with the applicable provisions of the Novartis Agreement, and Licensee shall ensure that it and its Affiliates and its and their Sublicensees comply in all material respects with all terms and conditions of this Agreement that are necessary for IDEAYA’s compliance with the Novartis Agreement.
(b)
IDEAYA shall comply in all material respects with the terms and conditions of the Novartis Agreement and shall not amend, terminate, or waive any provision of the Novartis Agreement without providing prior written notice to Licensee [***]. IDEAYA shall notify Licensee of any (i) material breach, threat of termination or notice of or actual termination of the Novartis Agreement, or (ii) communication received from Novartis alleging any material breach, default or other issue relating to the Novartis Agreement, in each case ((i)-(ii)), that would reasonably be expected to affect Licensee’s rights to the Licensed Product or Licensed IP granted under this Agreement. IDEAYA shall provide the Licensee with a copy of such communications received from Novartis in subclause (ii), or a written summary if such communication is oral. IDEAYA shall, to the extent commercially reasonable, consider any written comments or concerns provided by Licensee in response to such communication where such issue may reasonably affect Licensee’s rights under this Agreement.
Article 3

GOVERNANCE
3.1
JSC Formation; Purposes and Principles. Within [***] after the Effective Date, the Parties will form a joint steering committee (the “JSC”) to review and oversee activities of the Parties under this Agreement, including activities relating to the Development, Manufacture and Commercialization of the Licensed Compound, Licensed Products and Biomarker/Companion Diagnostics, to ensure coordination of such Development and Commercialization activities, to facilitate information sharing between the Parties with respect thereto, and to otherwise serve as a forum for communication between the Parties regarding their Development and Commercialization activities with respect to the Licensed Product in their respective territories. The JSC will be in existence from the date of its formation until the Parties mutually agree to disband the JSC.

|US-DOCS\163899140.5||

3.2
Specific Responsibilities. Without limiting the foregoing, the JSC will:
(a)
[***]
3.3
Membership. The JSC will be composed of an equal number of representatives from each Party, with a minimum of [***] (or such other larger number agreed by the Parties) representatives appointed by each Party. Each individual appointed by a Party as a representative to the JSC will be an employee of such Party with sufficient seniority within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibilities and have knowledge and expertise in the Development or Commercialization of compounds and products similar to the Licensed Compound and Licensed Products under this Agreement. Each Party may replace any of its JSC representatives at any time upon written notice to the other Party, which notice may be given by e-mail, sent to the other Party. Each JSC representative will be subject to confidentiality obligations no less stringent than those in Article 11 (Confidentiality).
3.4
Meetings. The JSC will hold meetings [***] during the Term for so long as the JSC exists, unless the Parties mutually agree in writing to a different frequency. Either Party may also call a special meeting of the JSC by providing at least [***] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting. The JSC may meet in person or by audio or video conference as its representatives may mutually agree. The Parties shall alternate responsibility for convening JSC meetings and preparing draft agendas, with (a) each draft agenda provided to the other Party at least [***] before the meeting to allow the other Party to review and propose modifications and (b) each final agenda, reflecting any agreed modifications, provided by the convening Party at least [***] before the meeting. [***] Other representatives of the Parties (including relevant Alliance Managers), their Affiliates, and, only with the advance, written consent (not to be unreasonably withheld, delayed, or conditioned) of both Parties, Third Parties involved in the Development or Commercialization of the Licensed Compound, Licensed Products or Biomarker/Companion Diagnostics may be invited by the members of the JSC to attend meetings as observers; provided, however, that such representatives are subject to confidentiality obligations no less stringent than those set forth in Article 11 (Confidentiality). The chairperson of the JSC shall prepare and circulate for review and approval of the Parties’ minutes of each meeting within [***] after each meeting, which minutes will include, at a minimum, [***]. The Parties shall agree on the minutes of each meeting promptly, but in no event later than before the next meeting of the JSC.
3.5
Subcommittees. The JSC may establish subcommittees (each, a “Subcommittee” and collectively, the “Subcommittees”) as it deems necessary or appropriate for the advancement of the collaboration, composed with an equal number of representatives from each Party. Notwithstanding the foregoing, the JSC shall establish a Subcommittee for development (“Joint Development Committee” or “JDC”), a Subcommittee for manufacturing and supply (“Joint Manufacturing Committee” or “JMC”), a Subcommittee for commercialization (“Joint Commercialization Committee” or “JCC”) and a Subcommittee for intellectual property (“Joint Intellectual Property Committee” or “JIPC”). The JSC may disband any Subcommittee if the function of such Subcommittee is no longer relevant. Each Subcommittee shall be composed of an equal number of representatives of each Party, which number shall be mutually agreed by

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the Parties. Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any Subcommittee meeting. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Article 11 (Confidentiality). Except as expressly provided in this Agreement, no Subcommittee shall have the authority to bind the Parties hereunder (and, for clarity, no Subcommittee authority shall exceed that of the JSC), and each Subcommittee shall report to the JSC. Any matters arising within a Subcommittee that are not resolved by members of such Subcommittee shall be submitted to the JSC for resolution. All Subcommittees shall hold meetings according to the meeting schedule of the JSC, unless the Parties mutually agree upon other schedules and procedures.
(a)
Joint Development Committee. Within [***] after the Effective Date, the Parties shall establish the JDC, which shall have the responsibility to develop the plans for and oversee the Development of the Licensed Compound and Licensed Products and shall serve as a forum for the coordination of Development activities for the Licensed Compound and Licensed Products, in each case subject to the oversight of the JSC. The JDC shall, consistent with the terms and conditions set forth in this Agreement:
(i)
[***]
(b)
Joint Manufacturing Committee. Within [***] after the Effective Date, the Parties shall establish the JMC, which shall have the responsibility to oversee, review and coordinate the Manufacture of the Licensed Compound and Licensed Products for supply in both Parties territories, subject to the oversight of the JSC. The JMC shall, consistent with the terms and conditions set forth in this Agreement:
(i)
[***]
(c)
Joint Commercialization Committee. Within [***] after the Effective Date, the Parties shall establish the JCC, which shall have the responsibility to oversee, review and coordinate Commercialization activities for the Licensed Products in both Parties’ territories, subject to the oversight of the JSC. The JCC shall, consistent with the terms and conditions set forth in this Agreement:
(i)
[***]
(d)
Joint Intellectual Property Committee. Within [***] after the Effective Date, the Parties shall establish the JIPC, which shall be a forum for the Parties to discuss and coordinate the Parties’ activities under Article 10 (Intellectual Property), oversight of the preparation, filing, prosecution, maintenance, defense, and enforcement of Licensed Patents, Licensed Know-How, and Arising IP, subject to the oversight of the JSC (the “Joint Intellectual Property Committee” or “JIPC”). The JIPC shall be consistent with, and facilitate the implementation of, the terms and conditions set forth in this Agreement and, for the avoidance of doubt, shall have no authority to override the terms and conditions of Article 10 (Intellectual Property). The JIPC shall, consistent with the terms and conditions set forth in this Agreement, provide a forum to:
(i)
[***]

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3.6
Working Groups.
(a)
Establishment. From time to time, the JSC, JDC, JCC and JIPC may establish and delegate duties to dedicated teams (each, a “Working Group”) to manage specific projects or activities within their respective authority. Each Working Group shall (i) report to, and operate under the oversight of, the Subcommittee that established it, (ii) be composed of an equal number of representatives from IDEAYA and Licensee, as designated by each Party, and (iii) meet as directed by the establishing Subcommittee. In no event shall the authority or scope of the Working Groups exceed the authority or scope granted to the establishing Subcommittee under Section 3.5 (Subcommittees).
(b)
Specific Working Groups. Without limiting Section 3.5 (Subcommittees) above, the Parties agree that:
(i)
[***]

Each such Working Group shall meet as often as reasonably necessary to perform its responsibilities or as otherwise directed by the Subcommittee that established such Working Group, and shall continue to exist only for so long as the Subcommittee that established such Working Group determines it is reasonably necessary.

3.7
Expenses. Each Party shall be responsible for all travel and related costs (including FTE Costs) and expenses (including Out-of-Pocket Costs) for its members and other representatives to attend meetings of, and otherwise participate in the JSC, JDC, JMC, JCC, JIPC or any other Subcommittee.
3.8
Decision-Making.
(a)
The Parties acknowledge the intent that decisions under the JSC and Subcommittees be taken collaboratively and in good faith, with each Party meaningfully involved in strategic planning and execution. Each Party’s representatives on the JSC and the Subcommittees will collectively have one (1) vote (the “Party Vote”) on all matters before the JSC and each of the Subcommittees, and no action or decision will be taken by the JSC or a Subcommittee without a unanimous Party Vote (i.e., the affirmative Party Vote of each Party). If a Subcommittee is not able to reach agreement with respect to a matter at a duly called meeting of such Subcommittee, either Party may refer such matter to the JSC for resolution, and the JSC will attempt to resolve the matter in good faith. If the JSC is not able to reach agreement with respect to a matter at a duly called meeting of the JSC, either Party may refer such matter to the Executive Officers for resolution, and the Executive Officers will attempt to resolve the matter in good faith. If the Executive Officers fail to resolve such matter within [***] after the date on which the matter is referred to the Executive Officers (unless otherwise agreed to by the Parties), then (a) the Executive Officer of Licensee will have final decision-making authority on all Territory-specific matters relating to the Licensed Compounds and Licensed Products in the Territory (including Commercialization, Regulatory Approvals in the Territory and Development activities under Territory Specific Development Plan), and (b) the Executive

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Officer of IDEAYA will have final decision-making authority on all other matters relating to the Licensed Compounds and Licensed Products, provided that [***].
(b)
The Parties shall establish a panel of [***] drug safety experts, among whom [***] of the Parties within [***] after the Effective Date, or otherwise another period agreed by the Parties (the “Drug Safety Panel”) and, notwithstanding the foregoing or anything contained herein, with respect to any matter that is related to the safety of the Licensed Compound or Licensed Products in the Territory, [***] the decision of the Drug Safety Panel shall be final and binding on both Parties.
(c)
Neither the JSC, Subcommittee, nor a Party shall have the right or authority to amend or waive any of the terms or conditions of this Agreement (including this Section 3.8 (Decision-Making)) or otherwise determine any matter outside the authority of the JSC or that expressly requires mutual agreement of the Parties under this Agreement, or to increase or materially change the other Party’s obligations under this Agreement.
3.9
Alliance Managers. Each Party will appoint an individual, who is an employee of such Party, to act as a project manager ( “Alliance Manager”) who will be responsible for (a) providing a single point of communication within the Parties’ respective organizations and between the Parties with respect to this Agreement, including any issues that may arise that it may be possible to resolve without (or prior to) escalation to the JSC, and (b) implementing and coordinating activities and facilitating the exchange of information between the Parties. The Alliance Managers will be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.
3.10
No Harmful Actions. If either Party reasonably believes that the other Party is taking or intends to take any action with respect to any Development or Commercialization of a Licensed Product that could materially and adversely affect the ability of such Party to obtain or maintain Regulatory Approval or Pricing and Reimbursement Approval for such Licensed Product in such Party’s territory or that might have a materially negative impact on such Party’s ability to Commercialize Licensed Products in such Party’s territory, then such Party may bring the matter to the attention of the JSC, the JSC shall discuss such concerns and the Parties shall cooperate to take actions to ameliorate such concerns.
Article 4

Development
4.1
Development Diligence.
(a)
Responsibilities. IDEAYA shall be responsible for, and shall use Commercially Reasonable Efforts to conduct, all Development activities allocated to IDEAYA under the Global Development Plan (including, for clarity, acting as sponsor of all Global Studies). Licensee shall be responsible for, and shall use Commercially Reasonable Efforts to conduct all Development activities allocated to Licensee under the Global Development Plan and the Territory-Specific Development Plan. Notwithstanding anything to the contrary, Licensee shall not be deemed in breach of its diligence

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obligations under this Agreement, nor shall any delay or failure to achieve Regulatory Milestone Event be considered a failure of diligence, to the extent IDEAYA’s lack of reasonable cooperation or provision of necessary information in accordance with this Article 4 (Development) is the proximate cause of, or materially contributed to, such delay or failure.
(b)
Current Development Status. The Parties acknowledge and agree that the Existing Clinical Studies have been initiated prior to the Effective Date. The Parties further agree to collaborate on the continued Development activities in the Field, in accordance with the Global Development Plan, in furtherance or in addition to the Existing Clinical Studies, which are expected to support Regulatory Filings both within and outside the Territory. IDEAYA and/or its Affiliates shall make available to Licensee, upon its reasonable request, all Licensed Know-How in accordance with Section 4.2(d) (Exchange of Know-How).
4.2
Global Development.
(a)
Global Development Plan. An initial global development plan pursuant to which the Parties and their Affiliates (and its and their respective licensees and Sublicensees) will conduct Development activities necessary or reasonably useful to obtain Regulatory Approval for the Licensed Products in the Priority Indications and Neoadjuvant Indication both within and outside of the Territory (excluding Development activities that are solely necessary or reasonably useful for Regulatory Approval outside of the Territory or activities included in the Territory Specific Development Plan or useful for Regulatory Approval in one or more countries in the Territory, such as a bridging study in a specific country, which shall be included in the applicable Territory-Specific Development Plan). Such initial plan has been mutually agreed to by the Parties, is attached to this Agreement as Schedule 4.2(a) (Global Development Plan) (such plan, as may be updated or amended as provided herein, a “Global Development Plan”). The Global Development Plan, including the initial Global Development Plan and all amendments thereof, shall include:

[***].

(b)
Updates. [***] or more often as the Parties deem appropriate, the JDC shall review, update or amend, as appropriate, each then-current Global Development Plan and Global Development Budget for the upcoming [***]. Such update or amendment shall reflect any agreed changes, re-prioritization of, or additions to the agreed upon Global Development Activities set forth therein. The Parties shall, in preparing updates or amendments to a Global Development Plan or Global Development Budget, endeavor to: (i) maintain, to the extent reasonably practical and appropriate, continuity in functions and commitments of personnel and physical resources of the Parties, and (ii) promote the efficient and coordinated continued Development of the Licensed Products. Once approved by the JDC, each updated or amended Global Development Plan and Global Development Budget shall become effective and supersede the previous version of such Global Development Plan and Global Development Budget as of the date of such approval or at such other time as decided by the JDC. No amendment to the Global Development

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Plan or the Global Development Budget shall be effective until it is approved by the JDC. Any updates, modifications or amendments to the initial Global Development Plan or any future Global Development Plan shall be commensurate with the general scope and level of detail set forth in Section 4.2(a)(i) (Global Development Plan).
(c)
Reporting. Each Party shall provide to the other Party, at least [***] in advance of each scheduled JDC meeting, reasonably detailed written reports on the progress of the Development and Regulatory Filing activities it conducts within its territory (or within or outside of the Territory with respect to IDEAYA’s performance of Global Development activities), in a format agreed through the JDC to the extent such information may reasonably be expected to impact the Development of the Licensed Products in the other Party’s territory. The Parties shall, through such reports, exchange in a transparent, accurate, and diligent manner summaries of Data from the studies they have respectively conducted involving the Licensed Compound or the Licensed Products to enable the other Party to evaluate whether to request such Data from the other Party in accordance with Section 4.2(d)(ii) and how to use such Data for Regulatory Filing purposes in its respective territory. [***]
(d)
Exchange of Know-How.
(i)
By IDEAYA. IDEAYA and its Affiliates shall make available to Licensee all Licensed Know-How (i.e., to the extent not already made available to Licensee as of the Effective Date as part of the data room[***]) as Licensee may reasonably request and that exists as of the Effective Date. For the avoidance of doubt, such Licensed Know-How shall include all Data Controlled by IDEAYA prior to the Effective Date that is necessary or reasonably useful for Licensee to Exploit the Licensed Product in the Field in the Territory in accordance with this Agreement.
(ii)
By Either Party. During the Term, each Party shall provide to the other Party all such Party’s Know-How that is Controlled by such Party, its Affiliates or its or their licensees/Sublicensees and is generated during the Term and that has not previously been provided hereunder, that is necessary or reasonably useful to Exploit the Licensed Compound or Licensed Product in the Parties’ respective territories, in each case promptly upon request of the other Party. The Parties will cooperate and reasonably agree upon formats and procedures to facilitate the orderly and efficient exchange of their respective Know-How.
(iii)
Provision of Data to JDC. Upon request by the JDC, each Party shall promptly provide the JDC with summaries in reasonable detail of all Data generated or obtained in the course of such Party’s performance of its Development activities.

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4.3
Costs of Global Development Activities.
(a)
Unless otherwise specified in a Global Development Plan or this Section 4.3 (Costs of Global Development Activities), (a) Licensee shall bear [***] of the Global Development Shared Costs set forth in the Global Development Budget; and (b) IDEAYA shall bear the remaining [***] of the Global Development Shared Costs set forth in the Global Development Budget, subject to the following:
(i)
Licensee’s cost-sharing obligations for any Calendar Year shall not exceed its pro rata share [***] of the Annual Cap for such Calendar Year and any Global Development Shared Costs incurred in excess of the Annual Cap shall be borne solely by IDEAYA, unless otherwise agreed to in writing by the Parties through the JDC;
(ii)
In no event shall Licensee be obligated to pay more than an aggregate cap of more than [***] percent ([***]) of the total Global Development Shared Costs [***], unless otherwise agreed to in writing by the Parties through the JDC;
(iii)
For any Global Development Budget item or activity where the Parties fail to reach agreement despite good faith efforts, subject to Section 3.8 (Decision-Making) and Article 16 (Dispute Resolution), IDEAYA may elect to proceed with such item or activity at its own cost and such costs shall not be included in the Global Development Shared Costs, provided, however, that, in the event Licensee wishes to use Data or Confidential Information generated in the performance of such activity and relevant results for the Exploitation of the Licensed Product in the Territory, then Licensee shall reimburse IDEAYA for its pro rata share of the costs for such activity plus [***];
(iv)
With respect to Adjuvant Costs, IDEAYA shall organize, sponsor and perform the clinical studies for uveal melanoma in Adjuvant Settings and, Licensee shall contribute an additional [***] of Adjuvant Costs (i.e., (x) Licensee shall bear [***] of the Adjuvant Costs set forth in the Global Development Budget and (y) IDEAYA shall bear the remaining [***] of the Adjuvant Costs set forth in the Global Development Budget);
(v)
For the avoidance of any doubt, Neoadjuvant Costs shall be borne [***] by IDEAYA, provided that, in the event Licensee wishes to access and use Data or other Confidential Information generated by IDEAYA’s performance of Development activities with respect to the Neoadjuvant Indication, Licensee shall reimburse IDEAYA for [***] of the Neoadjuvant Costs, plus [***]. Notwithstanding anything to the contrary in this Agreement, Licensee shall not have any rights to use Data or other Confidential Information generated by IDEAYA’s performance of Development activities with respect to the Neoadjuvant Indication unless and until Licensee’s payment of its pro rata share of the Neoadjuvant Costs as set forth in this Section 4.3(a)(v) (Costs of Global Development Activities);

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(vi)
If IDEAYA receives any reimbursement, refund, or credit (excluding any tax related refunds or credits) from a Third Party or Regulatory Authority with respect to any Global Development Shared Cost previously supported by the Parties, including any benefit arising from an accelerated regulatory process (e.g., a Priority Review Voucher) as applicable, IDEAYA shall refund to Licensee its pro rata share of such reimbursement, refund, or credit; and
(vii)
All Global Development Shared Costs to be reimbursed by Licensee to IDEAYA pursuant to this Section 4.3 (Costs of Global Development Activities) shall be consistent with the Global Development Budget approved by the JDC and validated by the JSC, subject to the aggregate cap set forth in Section 4.3(a)(ii) (Costs of Global Development Activities).
(b)
Within [***] after the end of each [***] in which such Global Development Costs are incurred, IDEAYA shall provide Licensee with a written report, [***] showing the total amounts incurred by it or its Affiliates or contractors in the performance of such Global Development Activities during such [***] along with an invoice for such amounts. Licensee shall pay IDEAYA all undisputed amounts due under such invoice within [***] after receiving such invoice in accordance with the payment provisions set forth in Section 9.6 (Other Payment Terms).
4.4
Additional Development Activities.
(a)
Initiation. Either Party (the “Initiating Party”) may propose to conduct Development activities relating to the Licensed Compound or Licensed Products that are not included in the then-current Global Development Plan or Territory-Specific Development Plan (“Additional Development Activities”) within or outside the Territory.
(b)
Approval. The Initiating Party shall submit its proposal for Additional Development Activities to the JDC for review. Such proposal shall include a description of the proposed activities with a level of detail consistent with Section 4.2(a) (Global Development) as well as the associated budget. The JDC shall review such proposal and shall provide the JSC with a recommendation. The JSC shall review and approve each such proposal and the accompanying recommendation submitted by the JDC, subject to the procedures set forth in Section 3.8(b) (Decision-Making).
(c)
Conduct. Once approved by the JSC, the Initiating Party may proceed with the conduct of such Additional Development Activities at its own cost, subject to Section 4.4(d) (Investigator Studies) and Section 4.4(f) (Reimbursement) below. For the avoidance of doubt, unless otherwise agreed by the Parties, through the JDC, such costs shall not be considered Global Development Shared Costs.
(d)
Investigator Studies. A Party wishing to authorize an investigator-sponsored clinical study (“IST”) or investigator-initiated study (“IIS”) in its territory shall (i) inform the other Party of the proposed study and (ii) provide the other Party, through the JDC, with a copy of the study protocol for review and approval prior to authorizing

|US-DOCS\163899140.5||

the study, such information being shared through a common electronic data room established for that purpose. Neither Party shall authorize or contribute to any IST or IIS within the other Party’s territory without the prior written approval of such other Party, which may be granted or withheld in such other Party’s sole discretion.
(e)
Reporting. The Initiating Party shall provide written reports to the non-initiating Party on the progress of the approved Additional Development Activities in advance of each scheduled JDC meeting, in a format agreed by the Parties through the JDC. [***] Upon the non-initiating Party’s reasonable request, the Initiating Party shall coordinate with the non-initiating Party to provide any reasonably requested additional information or documentation in advance of the relevant JDC meeting.
(f)
Reimbursement. If the non-initiating Party subsequently wishes to use any data generated by the Additional Development Activities to support a Regulatory Filing or obtain new or expanded Regulatory Approval, then it shall reimburse the Initiating Party for a pro rata share of the costs of such Additional Development Activities, proportionate to the extent to which such Data or other Confidential Information is relied upon in the non-initiating Party’s regulatory submissions as determined by the JDC and approved by the JSC, plus [***]. Such reimbursement shall be supported by reasonable documentation provided by the Initiating Party.
(g)
Limitation on Development Activities. Except as set forth in this Section 4.4 (Additional Development Activities), neither Party may conduct any Development activities relating to the Licensed Compound and Licensed Products in the Territory except as set forth in the then-current Global Development Plan or Territory Specific Development Plan.
4.5
Territory-Specific Development.
(a)
Territory-Specific Development Plan. Prior to conducting any Territory-specific Development activities in the Territory, and within the timeframe to be agreed upon during the first JDC meeting, Licensee shall prepare an initial Territory-specific development plan setting forth the Territory-specific Development activities to be conducted by Licensee and its Affiliates or its or their Sublicensees during the following [***] period, which initial plan shall be primarily focused on activities necessary or appropriate to obtain Regulatory Approval for the Licensed Products in the Target Countries. The initial plan shall be reviewed and discussed in good faith through the JDC, subject to the decision-making provisions set forth in Section 3.8 (Decision-Making). The initial plan and subsequent updates, once finalized by Licensee after JDC discussion, shall be attached to this Agreement as Schedule 4.5(a) (Territory-Specific Development Plan) (such plan, as may be updated or amended as provided herein, a “Territory-Specific Development Plan”). [***]
(b)
Updates. [***] and no later than [***] (or more often as the Parties deem appropriate), Licensee shall prepare and submit to the JDC a proposed update or amendment to the then-current Territory-Specific Development Plan for the upcoming [***] period. Each such proposed update or amendment shall be reviewed and discussed

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in good faith through the JDC, subject to the decision-making provisions set forth in Section 3.8 (Decision-Making). No amendment to the Territory-Specific Development Plan shall be effective until it is discussed by the JDC and finalized by Licensee, at which point such amended Territory-Specific Development Plan shall become effective and supersede the previous version of Territory-Specific Development Plan.
4.6
Development Reports. [***] and no later than [***], Licensee will provide IDEAYA with a report summarizing the Territory-specific Development activities that Licensee, its Affiliates or its or their Sublicensees have conducted in the prior [***] period. Such report will include sufficient information reasonably necessary to determine if Licensee has fulfilled its obligations under Section 4.1 (Development Diligence).
4.7
Development Records. Licensee will, and will cause each of its Affiliates and its and their Sublicensees to, maintain, in good scientific manner, complete, current and accurate records of all Development activities conducted by or on behalf of Licensee under this Agreement and all data and other information resulting from such activities. Such books and records shall (a) be appropriate for patent and regulatory purposes, (b) be in compliance with Applicable Law, (c) properly reflect work done and results achieved in the performance of such Development activities, (d) record only such Development activities conducted and not include or be commingled with records of other activities for other compounds or products that are not the Licensed Compound or Licensed Products and (e) be retained by the applicable Party during the Term and for at least [***] after the expiration or termination of this Agreement, or for such longer period as may be required by Applicable Law. Subject to Article 11 (Confidentiality) and Section 9.7(b) (Audits), IDEAYA shall have the right to review such records solely to the extent necessary to confirm Licensee’s compliance with its obligations under this Agreement.
4.8
Costs of Territory-Specific Development. As between the Parties, Licensee shall conduct all Territory-specific Development activities at its sole cost and expense, including the full cost and expense of any Territory-specific studies conducted pursuant to the Global Development Plan in countries outside of the Territory that are solely necessary or reasonably useful to support Regulatory Approval in one or more countries in the Territory, unless otherwise agreed by the Parties through the JDC. If IDEAYA subsequently wishes to use any data or information generated by the Territory-specific Development activities outside of the Territory, then it shall reimburse Licensee for its pro rata share (as determined by the JDC and approved by the JSC) of the costs of such Territory-specific Development activity, plus [***]. Such reimbursement shall be supported by reasonable documentation provided by Licensee.
Article 5

Regulatory
5.1
Conduct of Regulatory Activities. Licensee will be solely responsible, at its own expense, for (a) all regulatory activities related to Licensed Products in the Field in the Territory, including all communications with Regulatory Authorities, and (b) preparing, filing, obtaining, and maintaining all Regulatory Filings and Regulatory Approvals for the Licensed Products in the Field in the Territory. Subject to Applicable Laws, Licensee (or its Affiliate or other Sublicensee) will be the holder of all MAAs and Regulatory Approvals for the Licensed Products in the Field in the Territory.

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5.2
IDEAYA Assistance.
(a)
IDEAYA shall use Commercially Reasonable Efforts to (i) support Licensee, and (ii) to ensure its relevant subcontractors and partners (including Pfizer) use commercially reasonable efforts to support Licensee, as may be reasonably requested by Licensee from time to time in writing in connection with Licensees preparation, submission to Regulatory Authorities and maintenance of Regulatory Filings for the Licensed Compound and Licensed Products in each of the Target Countries.

Without limiting the foregoing, IDEAYA shall use Commercially Reasonable Efforts to (x) assist Licensee with preparation, submission to Regulatory Authorities and maintenance of Regulatory Filings for the Licensed Compound and Licensed Products in each of the Potential Target Countries that becomes a Target Country, and (y) seek Pfizer’s agreement to extend the MAA for the Pfizer Product to include the relevant Priority Indication(s). Licensee shall not be deemed in material breach of its diligence obligations under this Agreement if IDEAYA’s failure to cooperate and provide support in accordance with this Section 5.2 (IDEAYA Assistance) is the proximate cause of, or materially contributes to, Licensee’s delays in obtaining Regulatory Approvals for any Licensed Product.

(b)
With respect to any new or supplemental work, tasks, or documentation specifically requested in writing by Licensee that is in addition to IDEAYA’s obligation to provide, free of charge, all existing Licensed Know-How as per Section 4.2(d)(i) (Exchange of Know-How) or regulatory documentation in connection with (i) IDEAYA’s US FDA Regulatory Filing or (ii) any activities conducted by IDEAYA under the Global Development Plan (“Additional Regulatory Assistance”), such Additional Regulatory Assistance shall be (a) at no cost or expense for [***] and (b) at Licensee’s cost at the FTE Rate for each FTE hour thereafter.
5.3
Right of Reference. Each Party hereby grants to the other Party a right of reference to all Regulatory Filings filed by such Party for the Licensed Compound and Licensed Products (including, for the avoidance of doubt, IDEAYA’s Regulatory Filings for any Combination Product) solely for the purpose of seeking, obtaining and maintaining Regulatory Approvals for, and the Commercialization of, the Licensed Products and Biomarker/Companion Diagnostics in such other Party’s respective territory.
5.4
Regulatory Updates. Each Party shall timely keep the other Party reasonably informed through the JDC and reports under Section 4.2(c) (Reporting) of all material regulatory developments relating to the Licensed Products in its respective territory. Without limiting the foregoing, (a) each Party shall provide the other Party with a reasonable opportunity to review and comment on all material Regulatory Filings for each Licensed Product in its respective territory and consider in good faith any comments from the other Party with respect thereto, in each case, to the extent such Regulatory Filing is reasonable expected to have a material effect on the other Party’s Exploitation of such Licensed Product in its territory; and (b) to the extent permitted under Applicable Law, each Party shall provide the other Party with access for at least [***] of its employees or agents to attend as an observer any meeting, conference or discussion (including any advisory committee meeting) with a Regulatory Authority in respect of each

|US-DOCS\163899140.5||

Licensed Product in its respective territory, in each case, to the extent such meeting, conference or discussion is reasonably expected to have a material effect on the other Party’s Exploitation of such Licensed Product in its territory. [***]
5.5
Recalls. If a recall, withdrawal, or correction (including the dissemination of relevant information) of any Licensed Product in a Party’s Territory (a “Recall”) is required by a Regulatory Authority of competent jurisdiction, or if a Recall of a Licensed Product in its respective territory is deemed advisable by such Party in its sole discretion, then such Party shall so notify the other Party to the extent practicable no later than [***] in advance of the earlier of (a) initiation of a Recall or (b) the submission of plans for such an action to a Regulatory Authority. Promptly after being notified of a Recall, each Party shall provide the other Party with such assistance in connection with such Recall as may be reasonably requested by such other Party. Each Party shall provide the other Party with all material Regulatory Filings and material communications with Regulatory Authorities in such Party’s territory with respect to such Recall in accordance with Section 5.4 (Regulatory Updates). [***]
5.6
Pharmacovigilance Agreement and Global Safety Database. The Parties agree that a reasonable and customary pharmacovigilance and safety data exchange agreement setting forth the responsibilities of each Party with respect to pharmacovigilance matters relating to the Licensed Compound and Licensed Products in each Party’s territory (“PVA”) shall be negotiated and executed between the Parties and shall be effective upon the earlier of (a) the first MAA submission by the Licensee as MA applicant, and (b) if Licensee intends to become the sponsor of a clinical trial involving the Licensed Product, prior to the first Clinical Trial Application submission by the Licensee as sponsor. IDEAYA shall hold and maintain the global safety database for the Licensed Product[***]. IDEAYA shall be responsible, in collaboration with Licensee, for global pharmacovigilance activities in accordance with the PVA and Applicable Laws, as further described in the PVA. Each Party shall duly perform all of its obligations under the PVA and shall exchange safety data (including any adverse drug experiences or other safety related events or experiences that are required to be reported to Regulatory Authorities under Applicable Law) in accordance with the sources and modalities described in the PVA to enable each Party to duly perform its respective pharmacovigilance responsibilities in its respective territories where it has regulatory obligations as a clinical trial sponsor or MA applicant. In the event of any inconsistency between this Agreement and the PVA, the terms of this Agreement shall prevail, except that the PVA shall prevail with regard to pharmacovigilance matters.
5.7
Regulatory Inspections or Audits. If either Party receives a notice that a Regulatory Authority desires to conduct an inspection or audit of any facilities of such Party or its Affiliates (or its or their licensees or Sublicensees, as applicable) regarding the Licensed Compounds or Licensed Products, then such Party shall promptly notify the other Party of such inspection or audit. The Parties shall discuss in good faith the response to such notice of an inspection or audit from Regulatory Authority. The inspected Party shall permit such inspection or audit, or obtain consent by such contracted facility for such inspection or audit, and cooperate with the Regulatory Authority for such inspection and audit. Upon the reasonable written request of the inspected Party, the other Party shall assist the inspected Party in connection with such inspection or audit and cooperate with the Regulatory Authority in the relevant territory for such inspection and audit. Following receipt of the inspection or audit observations of such Regulatory Authority in writing (a copy of which the inspected Party will promptly provide to the other

|US-DOCS\163899140.5||

Party), the inspected Party, as applicable, shall prepare the response to any such observations, if necessary, and shall provide a copy of such response to the other Party, if any. Both Parties shall treat all information related to the inspection or audit as Confidential Information in accordance with Article 11 (Confidentiality).
5.8
Licensee’s Audit Rights.
(a)
Audits. Licensee shall have the right, either directly or through an independent and qualified Third Party auditor reasonably acceptable to IDEAYA, to conduct audits of [***] IDEAYA and its Affiliates, in each case, to the extent [***] relate to (i) Manufacturing and supply of the Licensed Compound or Licensed Products or (ii) the global safety database and pharmacovigilance activities, in each case ((i)-(ii)), for the purpose of verifying compliance with (A) Applicable Laws, (B) quality standards and (C) the terms of this Agreement, the Clinical Supply Agreement, the Commercial Supply Agreement and the PVA. Except for audits for cause described in Section 5.8(b) (Audits for Cause) below, Licensee shall be entitled to conduct no more than [***], during normal business hours and in a manner designed to minimize disruption. Licensee shall provide IDEAYA with at least [***] prior written notice of such audit, including the names and affiliations of the proposed auditors. [***]
(b)
Audits for Cause. Notwithstanding the foregoing, the Licensee shall have the right to conduct additional audits ([***]) for cause ([***]), to the extent such audits relate to (i) Manufacturing and supply of the Licensed Compound or Licensed Products or (ii) the global safety database and pharmacovigilance activities, in each case ((i)-(ii)), for the purpose of verifying compliance with (A) Applicable Laws, (B) quality standards and (C) the terms of this Agreement, the Clinical Supply Agreement, the Commercial Supply Agreement and the PVA. For-cause audits shall be subject to prior written notice to IDEAYA of at least [***], unless otherwise agreed by the Parties. [***]
(c)
Audits of Third Parties. [***]
Article 6

Manufacture & Supply
6.1
Supply of Licensed Compounds and Licensed Product. In accordance with (a) a clinical supply agreement incorporating the terms of the agreed clinical supply term sheet attached as Schedule 6.1(a) governing the supply of Licensed Compound and Licensed Products by IDEAYA or its Affiliates to Licensee for Development in the Field in the Territory to be negotiated and executed promptly after the Effective Date (“Clinical Supply Agreement”) and (b) a commercial supply agreement incorporating the terms of the agreed commercial supply term sheet attached as Schedule 6.1(b) governing the supply of Licensed Product by IDEAYA or one of its Affiliates to Licensee for Commercialization in the Field in the Territory to be negotiated and executed no less than [***] before the first anticipated Regulatory Approval in the Territory (“Commercial Supply Agreement”), IDEAYA will supply all Licensed Compounds and Licensed Products exclusively to Licensee for Development and Commercialization in the Field in the Territory. [***] The terms of such Clinical Supply Agreement and Commercial Supply Agreement will be negotiated in good faith by the Parties and shall contain reasonable and

|US-DOCS\163899140.5||

customary terms typically associated with supply of pharmaceutical products for Development and Commercialization in the Territory. Unless and until a Manufacturing Technology Transfer is completed pursuant to Section 6.2 (Manufacturing Technology Transfer), Licensee shall purchase from IDEAYA, and IDEAYA shall supply to Licensee, all quantities of the Licensed Compound and Licensed Products for Development and Commercialization of the Licensed Compound and Licensed Products in the Field in the Territory pursuant to the Clinical Supply Agreement or Commercial Supply Agreement, as applicable.
6.2
Manufacturing Technology Transfer. Upon Licensee’s written request, the Parties shall negotiate in good faith a technology transfer plan including customary terms and conditions for IDEAYA to transfer to Licensee or its permitted designee all Licensed Know-How relating to the Manufacture of the Licensed Compound or Licensed Product in the Territory as necessary or reasonably useful for Licensee or its permitted designee to be able to establish a supplier to Manufacture the Licensed Compound or Licensed Products in the Territory (“Manufacturing Technology Transfer”), provided that such Manufacturing Technology Transfer shall only be triggered if (a) IDEAYA is unable to or fails to substantially supply in a timely manner the quantities ordered by Licensee pursuant to the Clinical Supply Agreement or Commercial Supply Agreement, as applicable, in accordance with the terms thereof, including [***], or (b) IDEAYA changes the CMO(s) or Manufacturing site(s) used as of the Effective Date for Manufacturing of the Licensed Compound or Licensed Product to supply Licensee to another CMO(s) or Manufacturing site(s) which are not reasonably acceptable to Licensee, it being understood that the choice of any future CMO(s) or site(s) shall be discussed at the JMC and the Parties shall use good faith efforts to reach alignment with respect thereto. The Parties shall use good faith efforts to negotiate and agree upon the terms of a technology transfer plan as soon as reasonably practicable following Licensee’s request for a Manufacturing Technology Transfer. In addition to such Manufacturing Technology Transfer, IDEAYA will use good faith efforts to provide reasonable assistance from and access to IDEAYA employees with relevant knowledge related to such Manufacturing technology. IDEAYA’s technology transfer activities, provision of access to its personnel and completion of other obligations contemplated under this Section 6.2 (Manufacturing Technology Transfer) shall be (a) at no charge for the [***] and (b) charged to Licensee at the FTE Rate for each FTE hour thereafter. All Licensed Know-How and information provided to Licensee and its supplier in connection with such Manufacturing Technology Transfer shall remain the Confidential Information of IDEAYA and shall be used solely for the purpose of establishing and operating the backup/secondary supplier for the supply of Licensed Compound and Licensed Products, and such backup/secondary supplier shall be subject to written obligations of intellectual property assignment, confidentiality and non-use consistent with and at least as stringent as those set forth herein.
Article 7

Commercialization
7.1
Commercialization Responsibilities. As between the Parties, Licensee will be solely responsible for, at its own expense and discretion, all aspects of Commercialization of the Licensed Products in the Territory, including: (a) obtaining and maintaining Pricing and Reimbursement Approval for the Licensed Product; (b) developing and executing a commercial launch and pre-launch plan; (c) negotiating with applicable Regulatory Authorities regarding the price and reimbursement status of Licensed Products; (d) conducting Health Economics

|US-DOCS\163899140.5||

Outcomes Research; (e) marketing and promotion activities; (f) booking sales and distribution and performance of related services; (g) handling all aspects of order processing, invoicing and collection, inventory and receivables; (h) providing customer support, including handling medical queries, and performing other related functions; (i) medical affairs activities (e.g., medical education, non-registrational data generation, etc.); (j) post-marketing studies to generate data to support Pricing and Reimbursement Approval (but not to support maintenance of Regulatory Approvals); and (k) conforming its practices and procedures to Applicable Laws relating to the marketing, detailing, and promotion of Licensed Products, provided that Licensee’s Commercialization activities shall be in material alignment with the Global Commercialization Strategy as approved through the JCC and the Territory Commercialization Plan. IDEAYA shall perform Commercialization activities with respect to the Licensed Compound or Licensed Products outside of the Territory in accordance with the Global Commercialization Strategy.
7.2
Commercialization Diligence. With respect to each Licensed Product for which Regulatory Approval has been obtained in a country in the Territory, Licensee shall, and shall require its Affiliates and its or their Sublicensees to, use Commercially Reasonable Efforts to Commercialize such Licensed Product in such country in the Priority Indications.
7.3
Global Commercialization Strategy. At least [***] prior to the date by which either Party reasonably expects Regulatory Approval for the first Licensed Product in any given Priority Indication within or outside of the Territory, the Parties shall negotiate in good faith and agree on a global sales and marketing strategy for the worldwide sales of Licensed Products (such strategy, as may be amended with approval by the JCC, the “Global Commercialization Strategy”). The Global Commercialization Strategy shall set forth:
(a)
[***]
7.4
Territory Commercialization Plan.
(a)
Licensee shall conduct, itself or through its Affiliates or its or their Sublicensees, all Commercialization activities in the Territory in material alignment with a plan that sets forth in reasonable detail: [***]
(b)
Licensee shall present to IDEAYA, through the JCC, its Territory Commercialization Plan for each Licensed Product at least [***] prior to the date by which Licensee reasonably expects Regulatory Approval for the first Licensed Product in any given Indication in a country in the Territory, primarily within the Target Countries. IDEAYA shall, through the JCC, have the right to comment on Licensee’s Territory Commercialization Plan, and Licensee shall reasonably take into account such comments from IDEAYA to its Territory Commercialization Plan in good faith. Licensee shall update the Territory Commercialization Plan at least [***] and the JCC shall review each Territory Commercialization Plan at least [***] for the purpose of considering appropriate amendments thereto and approvals thereof. Neither the initial Territory Commercialization Plan nor any amendment thereto shall be effective until it is approved by the JCC, subject to the decision-making provisions set forth in Section 3.8 (Decision-Making).

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7.5
Commercialization Report. [***] and no later than [***] following the First Commercial Sale of a Licensed Product in any country in the Territory, Licensee will provide IDEAYA with a report of all Commercialization activities that Licensee, its Affiliates or its or their Sublicensees have conducted in the prior [***]. Such report will include sufficient information reasonably necessary to determine if Licensee has fulfilled its obligations in Target Countries under Section 7.2 (Commercialization Diligence).
7.6
Patient Access. Upon either Party’s reasonable request to the other Party with respect to a given country in which no Licensed Product has received Regulatory Approval, the Parties shall cooperate in good faith to make the Licensed Product available through early access, named patient, or similar programs to the extent permitted under Applicable Laws, provided that such provision would not reasonably and foreseeably result in any material compliance risk for either Licensee or IDEAYA. Such request shall be reviewed and discussed by the Parties at the JDC and considered by each Party in good faith.
7.7
Anti-Diversion.
(a)
Restrictions on IDEAYA. To the fullest extent allowable under Applicable Law, IDEAYA shall not, shall ensure that its Affiliates do not, and shall contractually require that its and their distributors or wholesalers do not, distribute, market, promote, offer for sale or sell any Licensed Products directly or indirectly (i) to any Person for use in the Territory or (ii) to any Person outside of the Territory that IDEAYA or any of its Affiliates or any of its or their distributors or wholesalers knows is likely to distribute, market, promote, offer for sale or sell such Licensed Products for use in the Territory or assist another Person to do so.
(b)
Restrictions on Licensee. To the fullest extent allowable under Applicable Law, Licensee shall not, shall ensure that its Affiliates do not, and shall contractually require that its and their Sublicensees, distributors or wholesalers do not, distribute, market, promote, offer for sale or sell any Licensed Products directly or indirectly (i) to any Person for use in outside of the Territory or (ii) to any Person in the Territory that Licensee or any of its Affiliates or any of its or their Sublicensees, distributors or wholesalers knows is likely to distribute, market, promote, offer for sale or sell such Licensed Products for use outside of the Territory or assist another Person to do so.
(c)
Additional Procedures. Without limiting the foregoing, to the extent permitted by Applicable Law, each Party shall, in connection with marketing, selling or otherwise distributing the Licensed Products in its territory, require its Affiliates and its and their Sublicensees (in the case of Licensee), distributors or wholesalers to use commercially reasonable efforts to include in the agreement between such Affiliate or its or their Sublicensee (in the case of Licensee), distributor or wholesaler on the one hand, and each of their customers on the other hand, provisions that would prevent such customers from exporting, marketing, selling or otherwise distributing the Licensed Products outside such Party’s territory. If either Party or any of its Affiliates receives, or becomes aware of receipt by a licensee, Sublicensee, distributor or wholesaler of, any orders for any Licensed Products from the other Party’s territory, such Party shall refer such orders to the other Party. To the extent permitted by Applicable Laws, the Parties

|US-DOCS\163899140.5||

shall coordinate and agree on other measures to prevent diversion of any Licensed Products in their respective territories.
Article 8

Certain SPECIFIC covenants
8.1
Licensee’s Covenants.
(a)
Target Countries. [***]
(b)
Regulatory Approvals and Commercialization of Neoadjuvant Indication. [***]
(c)
Clarifications. For the avoidance of doubt, and without derogating from Licensee’s obligation to use Commercially Reasonable Efforts to perform its obligations as expressly set forth in this Agreement, it is understood that Section 8.1(a) (Licensee’s Covenants; Target Countries) and Section 8.1(b) (Licensee’s Covenants; Regulatory Approvals and Commercialization of Neoadjuvant Indication) shall not require Licensee to Commercialize Licensed Products in any Indication (including a Priority Indication) or in any country if it would be unreasonable to do so. Further, Licensee shall in no event be obliged to conduct all Development activities and/or all Commercialization activities simultaneously in all Target Countries.
8.2
IDEAYA’s Covenants regarding Pfizer.
(a)
[***]
(b)
IDEAYA shall not amend, terminate, or waive any provision of the Pfizer Agreements without providing prior written notice to Licensee and engaging in good faith discussions with Licensee regarding the proposed amendment, termination or waiver. [***]
(c)
Licensee hereby acknowledges and agrees that IDEAYA is a party to the Pfizer Agreements, that certain rights granted to IDEAYA under this Agreement are owned or controlled by Pfizer pursuant to the Pfizer Agreements and such rights are subject to, and limited in all respects to, the terms and conditions of the Pfizer Agreements. IDEAYA shall comply, and remain solely responsible for compliance with the Pfizer Agreements, and Licensee shall ensure that it and its’ Affiliates and its’ and their Sublicensees comply in all material respects with all terms and conditions of this Agreement that are necessary for IDEAYA’s compliance with the Pfizer Agreements. IDEAYA shall notify Licensee of any (i) material breach, written threat of termination or termination of the Pfizer Agreements, or (ii) communication received from Pfizer or any of its affiliates or successors alleging any material breach, default or other issue relating to the Pfizer Agreements, in each case ((i)-(ii)), that would reasonably be expected to materially adversely affect Licensee’s rights to, or Exploitation of, the Licensed Product in combination with the Pfizer Product.

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Article 9

Financial Terms
9.1
Upfront Payment. In partial consideration of the licenses granted herein, Licensee shall pay IDEAYA, within [***] of the Effective Date, a one-time, non-refundable, non-creditable upfront payment of Two Hundred and Ten Million U.S. Dollars ($210,000,000).
9.2
Regulatory Milestone Payments.
(a)
Regulatory Milestones. In partial consideration of the licenses granted herein, Licensee shall pay IDEAYA the following one-time, non-refundable, non-creditable Regulatory Milestone payments (each, a “Regulatory Milestone Payment”) set forth in the table below upon the first achievement of the corresponding Regulatory Milestone or regulatory milestone event (each such event, a “Regulatory Milestone Event”) by the first Licensed Product to achieve such Regulatory Milestone Event. For clarity, the maximum aggregate Regulatory Milestone Payments payable for all Licensed Products under this Section 9.2 (Regulatory Milestone Payments) is One Hundred Million Dollars ($100,000,000).

Regulatory Milestone Event	Regulatory Milestone Payment (in US$)
[***]	[***]
Total Regulatory Milestone Payments	$100,000,000

(b)
Notice and Payment. Licensee will provide IDEAYA with written notice of its achievement of each Regulatory Milestone Event within [***] after Licensee determines that such Regulatory Milestone Event has been achieved. IDEAYA shall issue the corresponding invoice within [***] after receipt of Licensee’s notice. Licensee shall pay IDEAYA the applicable Regulatory Milestone Payment within [***] after the first achievement of each relevant Regulatory Milestone Event.
9.3
Commercial Milestone Payments.
(a)
Commercial Milestones. In partial consideration of the license granted herein, Licensee shall pay IDEAYA the following one-time commercial milestone payments (each, a “Commercial Milestone Payment”) set forth in the table below upon the first achievement of the corresponding commercial sales milestone event (each, a “Commercial Milestone Event”). For clarity, the maximum aggregate Commercial Milestone Payments payable for all Licensed Products under this Section 9.3(a) (Commercial Milestones) is Two Hundred and Twenty Million U.S. Dollars ($220,000,000). If in a given Calendar Year, a Commercial Milestone Event in a lower row in the table below is achieved before the Commercial Milestone Event(s) in one (1) or more of the higher row(s) in the table below, then all the higher row(s) with lower Dollar threshold shall be deemed achieved at the same time and the corresponding unpaid Commercial Milestone Payments shall become due and payable at the same time.

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Commercial Milestone Event	Commercial Milestone Payment
[***]	[***]
Total Commercial Milestone Payments	$220,000,000

(b)
Notice and Payment. Licensee will provide IDEAYA with written notice of its achievement of each Commercial Milestone Event within [***] after Licensee determines that such Commercial Milestone Event has been achieved. IDEAYA shall issue the corresponding invoice within [***] after receipt of Licensee’s notice. Licensee shall pay IDEAYA the applicable Commercial Milestone Payment within [***] after the first achievement of each relevant Regulatory Milestone Event.
9.4
Royalty Payments.
(a)
Royalty Rates. Subject to Section 9.4(b) (Royalty Reductions), on a country-by-country and Licensed Product-by-Licensed Product basis during the Royalty Term, in partial consideration of the licenses granted herein, Licensee shall pay to IDEAYA royalties on Net Sales of all Licensed Products sold by Licensee, its Affiliates or its or their Sublicensees in the Territory at the following royalty rates:

Aggregate Annual Net Sales of all Licensed Products	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
(b)
Royalty Reductions.
(i)
Loss of Market Exclusivity. On a country-by-country and Licensed Product-by-Licensed Product basis, following the launch of a Generic Equivalent in a given country in the Territory, if the Net Sales of such Licensed Product in a given Calendar Quarter in such country after the launch of such Generic Equivalent is (x) less than [***] but equal to or more than [***] of the average quarterly Net Sales of such Licensed Product achieved in the [***] consecutive Calendar Quarters immediately prior to the launch of such Generic Equivalent in such country, then the applicable Net Sales for such Licensed Product in such country in such given Calendar Quarter for the calculation of royalties shall be discounted by [***], and (y) less than [***] of the average quarterly Net Sales of such Licensed Product achieved in the [***] consecutive Calendar Quarters immediately prior to the launch of such Generic Equivalent in

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such country, then the applicable Net Sales for such Licensed Product in such country in such given Calendar Quarter for the calculation of royalties under Section 9.4(a) (Royalty Rates) shall be discounted by [***].
(ii)
Third Party Licenses. If, in order to avoid infringing or misappropriating any Patent Rights which (x) were not licensed to Licensee under this Agreement, (y) Cover the composition of matter (including solid states (i.e., polymorphs)), the manufacturing process or method of use of a Licensed Product and (z) the Parties agree, through the JDC or JCC, as applicable, that such Patent Rights are necessary for the Development, Manufacture or Commercialization of such Licensed Product in the Territory, and Licensee acquires or licenses such Patent Rights from such Third Party and is required to pay a royalty or other payments to such Third Party (including in connection with the settlement of a patent infringement claim) (the “Third Party License Payments”), then Licensee shall be entitled to deduct up to [***] of such Third Party License Payments actually paid by Licensee to such Third Party under such license from the royalties due to IDEAYA under Section 9.4(a) (Royalty Rates).
(iii)
Lack of Valid Claim. On a country-by-country and Licensed Product–by–Licensed Product basis, in the event that none of the Manufacture, use, importation, offer to sell, or sale of the Licensed Products is Covered by any Valid Claim of a Licensed Patent in such country, then the royalties applicable to Net Sales in such country for such Licensed Product will be reduced by [***] of the royalties otherwise payable under Section 9.4 (Royalty Rates).
(c)
Royalty Floor. The royalty reductions set forth in Section 9.4(b) (Royalty Reductions) shall not reduce, on a country-by-country basis, the royalties that would otherwise be payable to IDEAYA under Section 9.4(a) (Royalty Rates) with respect to such country by more than [***] in any given Calendar Quarter. Any adjustments pursuant to Section 9.4(b) (Royalty Reductions) shall apply only to the relevant Licensed Product in the relevant country in the Territory. Credits for reductions pursuant to the preceding sentence not exhausted in any Calendar Quarter may be carried over and applied in future Calendar Quarters until exhausted.
(d)
Royalty Payment Mechanics and Reporting. Following the First Commercial Sale of any Licensed Product in a country in the Territory, Licensee shall furnish a written report to IDEAYA within [***] after the end of each Calendar Quarter showing the amounts of royalties payable to Licensee pursuant to this Section 9.4 (Royalty Payments) for such Calendar Quarter, which amounts shall be converted to Dollars in accordance with Section 9.6(b) (Exchange Rate). Each such report shall include, [***]. IDEAYA shall issue an invoice complying with Applicable Laws to Licensee [***] following receipt of such royalty report from Licensee for the amount of the royalty payment, which invoiced amount shall be payable by Licensee to IDEAYA within [***] after the receipt thereof. For clarity, in the event Novartis challenges the Net Sales amounts or calculations provided by IDEAYA and requests the gross amount invoiced for each Licensed Product on a country-by-country basis in the Territory, then Licensee shall,

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within [***], provide IDEAYA with the requested gross amount invoiced for each Licensed Product, on a country-by-country basis.
9.5
Taxes.
(a)
All amounts payable pursuant to this Agreement shall be paid without withholding or deduction for or on account of Tax, unless such withholding or deduction is required by Applicable Law. If Licensee is required by Applicable Law to withhold any Taxes in connection with any sums payable to IDEAYA under this Agreement, Licensee shall (i) deduct that amount from the payment it otherwise would have made to IDEAYA under this Agreement, (ii) include in the applicable payment report the amount due before such withholding, the amount of the withholding under this Section 9.5 (Taxes), and the actual amount paid, and (iii) send proof of the Tax payment to the appropriate Governmental Authority on a timely basis following that Tax payment; provided, however, that before making any such deduction or withholding, Licensee shall give IDEAYA notice of its intention to make such deduction or withholding (such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for IDEAYA to obtain reduction of or relief from such deduction or withholding). Licensee agrees to use reasonable best efforts to cooperate with IDEAYA in claiming refunds, reductions, or exemptions from such deductions or withholdings under any relevant agreement or treaty in effect to ensure that any amounts required to be withheld pursuant to this Section 9.5(a) (Taxes) are reduced to the fullest extent permitted by Applicable Law. In furtherance of the foregoing, IDEAYA shall use its reasonable best efforts to timely provide any documentation reasonably requested by Licensee to support the reduction or elimination of such deduction or withholding, including, where applicable, a certificate of tax residence, duly completed tax forms, or any other documentation required under Applicable Law.
(b)
In addition, the Parties shall reasonably cooperate in accordance with Applicable Laws to minimize indirect Taxes (such as value-added tax, sales tax, consumption tax and other similar taxes (“Indirect Taxes”)) in connection with this Agreement. Any consideration or remuneration due under this Agreement is exclusive of any Indirect Taxes. If any Indirect Taxes are chargeable on any of the transactions contemplated under this Agreement and are payable to the relevant Governmental Authority by IDEAYA, upon receipt of a valid invoice in accordance with Applicable Laws from IDEAYA, Licensee shall pay such Indirect Taxes in addition to the consideration or remuneration otherwise due under this Agreement.
(c)
Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that if either Party redomiciles, or assigns or sublicenses its rights or obligations under this Agreement (including an assignment of this Agreement as permitted under this Agreement but excluding assignments at the request of the other Party) (each, a “Tax Action” and such Party, the “Acting Party”), and such action leads to the imposition of Tax liability, including withholding or Indirect Taxes, on the other Party (the “Non-Acting Party”) that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed

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in the absence of such action, then the amount of such payment will be increased if the recipient is the Non-Acting Party or decreased if the recipient is the Acting Party by the amount necessary to ensure that Non-Acting Party receives (or retains) an amount equal to the amount it would have received (or retained) had no such action occurred unless such increased Tax liability (i) would not have been imposed but for a Tax Action taken by the Non-Acting Party or (ii) is attributable to a failure of the Non-Acting Party to provide any prescribed forms necessary to reduce or eliminate such increased Tax liability. To the extent the Non-Acting Party receives additional amounts under this Section 9.5(c) (Taxes) and the Non-Acting Party (or its Affiliates), taken as a whole, actually realizes an overall reduction in cash Taxes otherwise due in any taxable period ending before the termination of this Agreement (determined on a with and without basis and taking into account the overall Tax liability of the Non-Acting Party (and its Affiliates)) as a result of a foreign Tax credit or a Tax refund attributable to such Tax liability in respect of which the Non-Acting Party received additional amounts pursuant to this Section 9.5(c) (Taxes) (such reduction, a “Tax Benefit”), the Non-Acting Party shall pay to the Acting Party an amount equal to such Tax Benefit, net of all reasonable out-of-pocket expenses incurred by the Non-Acting Party in connection with the obtaining or receipt of such Tax Benefit.
9.6
Other Payment Terms.
(a)
Currency; Payment Method. All payments listed in this Agreement are in U.S. Dollars and Licensee shall make all payments in U.S. dollars by wire transfer of immediately available funds to a bank account to be designated in writing by IDEAYA.
(b)
Exchange Rate. For the purpose of calculating any amounts due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), Licensee shall convert any amount expressed in a foreign currency into Dollar equivalents using its then-current standard exchange rate methodology employed for the translation of foreign currency sales into Dollars in accordance with Accounting Standards (IFRS) and consistently applied for the Calendar Quarter in which such amounts accrued, or such other conversion standard as may be mutually agreed by the Parties.
(c)
Interest on Late Payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the day following the due date thereof, calculated monthly at a rate of [***] on the date the payment was due, computed from the date such payment was due until the date Licensee makes the payment. Each such late payment when made shall be accompanied by all interest so accrued. Such interest and the payment and acceptance thereof shall not negate or waive the right of IDEAYA to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment, including termination of this Agreement as set forth in Article 15 (Term and Termination).
(d)
Right to Offset. Each Party shall have the right to offset any undisputed amounts that are finally determined or acknowledged in writing by the owing Party as due and payable under or in connection with this Agreement, including in connection with any undisputed breach or indemnification obligation, against any amounts (including

|US-DOCS\163899140.5||

reimbursable amounts) owed by the other Party to such Party under this Agreement. For the avoidance of doubt, no Party shall have the right to offset any amounts that are disputed in good faith or that have not been expressly acknowledged in writing by the owing Party as due and payable, or finally determined pursuant to the dispute resolution provisions of this Agreement. Such offsets shall be in addition to any other rights or remedies available to each Party under this Agreement and Applicable Law.
9.7
Records and Audits.
(a)
Records. Licensee will keep, and will cause its Affiliates and its and their Sublicensees to keep, complete, true and accurate book and records in accordance with Accounting Standards (IFRS) pertaining to the sale or other disposition of Licensed Products in sufficient detail to permit IDEAYA to confirm the accuracy of Commercial Milestone Payments and royalty payments due hereunder. Licensee shall require its Affiliates, and its and their Sublicensees, to maintain and provide to Licensee upon request, all records of payment obligations under this Agreement that Licensee would be required to keep as if sales of Licensed Product by such Affiliates or Sublicensees were sales of Licensed Product by Licensee. All foregoing books and records concerning the Licensed Products shall be retained by Licensee, its Affiliates and its and their Sublicensees until [***] after the end of the period to which such books and records pertain, or for such longer period as may be required by Applicable Law.
(b)
Audits. Each Party (including Novartis, where Licensee is the Audited Party) (the “Auditing Party”) shall have the right, upon [***] prior written notice to the other Party (the “Audited Party”), to have an internationally recognized, independent, certified public accounting firm reasonably acceptable to the Audited Party, audit records of the Audited Party, its Affiliates and their Sublicensees to confirm:
(i)
in the case of IDEAYA or Novartis as the Auditing Party, Net Sales, royalties, and Commercial Milestone Payments payable by Licensee under this Agreement for a period covering not more than [***] following the Calendar Quarter to which they pertain; and
(ii)
in the case of Licensee as the Auditing Party, any Global Development Shared Costs, pass-through costs, or other reimbursable amounts invoiced by IDEAYA to Licensee, including any FTE charges or payments relating to Manufacturing, supply or other support activities expressly set forth in this Agreement.

Such audits may be conducted during normal business hours upon reasonable prior written notice to the Audited Party, and not more than once per Calendar Year. Prior to such audit, the auditor shall enter into a confidentiality agreement containing customary terms and conditions with the Parties and Novartis (as applicable) that has obligations of confidentiality and non-use no less restrictive than those set forth Article 11 (Confidentiality) and that limits the disclosure and use of such information by such auditor to authorized representatives of the Parties and Novartis for the purposes of this Section 9.7 (Records and Audit). The auditor shall report to the Auditing Party only whether the

|US-DOCS\163899140.5||

particular amount being audited was accurate and, if not, the amount of any discrepancy and a reasonable summary of the reason for such discrepancy. In the event the Audited Party disputes the auditor’s initial findings, the Audited Party shall be entitled to provide supporting documentation and explanations to the auditor. The auditor shall, after good faith consultation and review of such additional information, issue a revised and final assessment. Any amounts shown to be owed but unpaid pursuant to the final assessment will be paid promptly, and in any event within [***] after the accountant’s final report. Any overpayment will be credited or refunded, as appropriate. The cost of such audit shall be borne by the Auditing Party unless such audit discloses an underpayment by the Audited Party of more than [***] of the amounts due under this Agreement for the audited period, in which case, the Audited Party will bear the reasonable cost (including any fee paid by the Auditing Party to such auditor) of such audit.

Article 10

Intellectual Property
10.1
IP Ownership.
(a)
Background IP. Each Party shall retain all right, title and interest in and to all Intellectual Property Rights Controlled by such Party as of the Effective Date or that becomes Controlled by such Party during the Term independently from the performance of the Agreement and without the use of, or reference to, Confidential Information of the other Party. For the avoidance of doubt, IDEAYA shall retain all right, title and interest in and to the Licensed IP but for the exclusive license granted to Licensee under Section 2.1(a) (License Grants to Licensee).
(b)
Arising IP. All inventions, whether or not reduced to practice, and Know-How (and Patent Rights Covering such Know-How) arising out of activities under this Agreement after the Effective Date (“Arising IP”) shall be (i) solely owned by IDEAYA if they arise from activities conducted solely by IDEAYA or its employees or agents (such Arising IP in clause (i), “IDEAYA Arising IP”), (ii) solely owned by Licensee if they arise from activities conducted solely by Licensee, its Sublicensees or its employees or agents (such Arising IP in clause (ii), “Licensee Arising IP”), and (iii) jointly owned by the Parties without consent of or a duty of accounting to the other Party except as expressly set forth in this Agreement, with each Party having a one-half (1/2) indivisible interest, if they arise from activities conducted jointly between Licensee and IDEAYA or their employees or agents (such Arising IP in clause (iii), “Joint Arising IP”). With respect to Joint Arising IP, each Party hereby assigns, and shall cause its Affiliates, contractors and Sublicensees (and its and their employees or agents) to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Joint Arising IP, as is necessary to fully effect the joint ownership provided for in this Section 10.1(b) (Arising IP). To the extent necessary in any jurisdiction to effect the purpose of the foregoing, each Party hereby grants to the other Party a non-exclusive, royalty-free, fully-paid up, worldwide license under such Party’s rights, title, and interest in and to any Joint Arising IP, with the right to grant sublicenses, to practice such Joint Arising IP for any and all purposes, but in all cases subject to any other licenses granted by one Party to the other Party under this Agreement. Each Party shall (and shall cause its

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Affiliates and its and their Sublicensees to), and does hereby, promptly disclose all Joint Arising IP, IDEAYA Arising IP and Licensee Arising IP to the other Party. Each Party shall reasonably cooperate to provide further information with respect thereto, upon the other Party’s request. Joint Arising IP shall be deemed the Confidential Information of both Parties. Each Party agrees to provide reasonable cooperation to the other Party, and shall cause its Affiliates, Sublicensees and agents to, cooperate with the other Party and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect such other Party’s rights, title and interest in and to any Joint Arising IP as set forth in this Section 10.1(b) (Arising IP), including by executing and delivering all documents reasonably required to evidence or record any assignment pursuant to this Agreement.
(c)
Inventorship. Inventorship for purposes of determining ownership of Arising IP under this Agreement shall be determined in accordance with the federal laws of the United States governing inventorship.
10.2
Assignment of Arising IP upon Termination.
(a)
In the event of termination of this Agreement for any reason, Licensee shall assign, and does hereby assign to IDEAYA upon the effectiveness of any termination of this Agreement in whole all of Licensee’s right, title and interest in all Licensee Arising IP and Joint Arising IP, provided that the Parties shall discuss in good faith an appropriate compensation for the value of such assignment, and provided, further, that, in the event the termination of the Agreement by IDEAYA is due to a material breach of Licensee as per Section 15.2 (Termination Rights), such material breach shall be taken into account to depreciate the amount of the compensation. Licensee agrees to provide reasonable cooperation to IDEAYA, and shall cause its Affiliates, Sublicensees and agents to take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect IDEAYA’s rights, title and interest in and to any Licensee Arising IP and Joint Arising IP after termination as set forth in this Section 10.2 (Assignment of Arising IP), including by executing and delivering all documents reasonably required to evidence or record any assignment pursuant to this Agreement.
(b)
In the event that the Novartis Agreement is terminated and Licensee wishes to obtain a direct license from Novartis, as provided under Section 15.5 (Termination of Novartis Agreement), IDEAYA shall assign, and cause its sublicensees to assign, to Licensee all of IDEAYA’s right, title and interest in all IDEAYA Arising IP and Joint Arising IP, provided that the Parties shall discuss in good faith an appropriate compensation for the value of such assignment.
10.3
Patent Prosecution, Maintenance and Defense.
(a)
As between the Parties, IDEAYA will have primary responsibility, subject to consultation with Licensee through the JIPC (including for the choice of patent attorney in countries in the Territory) as contemplated in Section 3.5(d) (JIPC), for the preparation, filing, prosecution, maintenance and defense of validity and enforceability proceedings (including any interferences, reissue proceedings, reexaminations, patent term extensions,

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applications for supplementary protection certificates, oppositions, invalidation proceedings, and defense of validity or enforceability challenges) (all such activities, collectively “Prosecution”) of all Licensed Patents (including Patent Rights within IDEAYA Arising IP and Joint Arising IP). Licensee shall reimburse IDEAYA for [***] of IDEAYA’s payments to patent counsel and agents, patent offices, other patent related services (e.g., annuity and maintenance fee management companies) and other out-of-pocket costs directly relating to the Prosecution of the Licensed Patents in the Territory only. IDEAYA shall consult with Licensee, take into account Licensee’s reasonable and timely comments, keep Licensee informed of the status of Prosecution of all Licensed Patents in the Territory and shall promptly provide Licensee with all material correspondence received from any patent authorities in the applicable jurisdictions regarding the Prosecution of the Licensed Patents, and drafts of any material filings or responses to be made to such patent authorities, in each case, at least [***] prior to such filing or response, provided that such period may be shorter depending on timelines set by the applicable patent authorities or customary practice in the applicable jurisdiction. Material filings or responses related to and/or impacting the general patent strategy in the Territory shall be discussed by the JIPC.
(b)
As between the Parties, Licensee will have primary responsibility, subject to consultation with IDEAYA through the JIPC (including for the choice of patent attorney in countries outside the Territory) as contemplated in Section 3.5(d) (JIPC), for the Prosecution of all Patent Rights within Licensee Arising IP (such Patent Rights, “Licensee Arising Patents”). IDEAYA shall reimburse Licensee for [***] of Licensee’s payments to patent counsel and agents, patent offices, other patent related services (e.g., annuity and maintenance fee management companies) and other out-of-pocket costs directly relating to the Prosecution of the Licensee Arising Patents outside the Territory. Licensee shall consult with IDEAYA, take into account IDEAYA’s reasonable and timely comments, keep IDEAYA informed of the status of Prosecution of all Licensee Arising Patents both inside and outside the Territory, and shall promptly provide Licensee with all material correspondence received from any patent authorities in the applicable jurisdictions regarding the Prosecution of the Licensee Arising Patents, and drafts of any material filings or responses to be made to such patent authorities, in each case, at least [***] prior to such filing or response, provided that such period may be shorter depending on timelines set by the applicable patent authorities or customary practice in the applicable jurisdiction. Material filings or responses related to and/or impacting the general patent strategy either inside or outside the Territory shall be discussed by the JIPC. Notwithstanding anything to the contrary in the foregoing, upon IDEAYA’s request, Licensee shall file and diligently Prosecute Licensee Arising Patents outside the Territory and shall follow IDEAYA’s direction and incorporate IDEAYA’s comments regarding Prosecution of Licensee Arising Patents outside the Territory, unless following such direction or incorporating such comment would reasonably be expected to cause a material adverse effect on Licensee Arising Patents or Licensed Patents in the Territory.
(c)
In the event that a Party desires to abandon or cease Prosecution of any Patent Rights for which it has primary Prosecution responsibility in accordance with Section 10.3(a) and 10.3(b) (Patent Prosecution, Maintenance and Defense), such Party will provide reasonable prior written notice to the other Party of such intention to abandon

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(which notice will, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Licensed Patent(s) in the relevant patent office). Any such abandonment or cessation of Prosecution of Licensed Patents or Licensee Arising Patents, as applicable, shall be discussed and reviewed by the Parties, and such Party shall duly consult with the other Party in good faith prior to making its decision and shall take into consideration the other Party’s reasonable and timely comments. Subject to the primary responsible Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, the other Party shall have the right to assume the Prosecution of such Licensed Patent(s) or Licensee Arising Patents, as applicable, at such other Party’s cost and expense, provided, however, that if the concerned Licensed Patent(s) or Licensee Arising Patents, as applicable, is deemed, through the JIPC and JSC, as a strategic patent(s) or patent application(s) that would significantly defer the loss of market exclusivity of the Licensed Product in a Party’s territory, then such other Party shall have the right to assume the Prosecution of such Licensed Patent(s) or Licensee Arising Patents, as applicable, at such Party’s cost and expense, without the primary responsible Party’s consent.
10.4
Patent Marking. To the extent required by Applicable Law, Licensee shall, and shall cause its Affiliates and its and their Sublicensees to, use Commercially Reasonable Efforts to mark the Licensed Products (or the applicable product insert or packaging) sold under this Agreement with the number of each issued Licensed Patent, as applicable, that applies to the Licensed Products.
10.5
Enforcement of Licensed Patents.
(a)
Notice of Infringement or Third-Party Claims Regarding Licensed Patents. If either Party becomes aware of any actual or suspected infringement or misappropriation of any Licensed Patent (including IDEAYA Arising Patents and Joint Arising Patents) or Licensee Arising Patents by a Third Party in the Territory, or any claim (in connection with an actual or potential patent infringement action) that any such Patent Rights are invalid or unenforceable, such Party shall promptly, but in any event within [***] of becoming aware of any such actual or suspected infringement or misappropriation, notify the other Party and provide it with reasonable details of such infringement or claim, as applicable, that are known by such Party.
(b)
Right to Bring Action or Defend.
(i)
As between the Parties, Licensee shall have the first right, but not the obligation, to bring an infringement action to enforce the Licensed Patents (including IDEAYA Arising Patents and Joint Arising Patents) and Licensee Arising Patents, to defend any declaratory judgment action concerning the Licensed Patents and Licensee Arising Patents, and take any other lawful action reasonably necessary to protect, enforce, or defend any Licensed Patent and Licensee Arising Patents, and to control the conduct thereof, in each case, inside the Territory. If Licensee or its Affiliate or its or their Sublicensee does not exercise its first right of enforcement and defense inside the Territory within [***] of becoming aware of any actual or suspected infringement or misappropriation or

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related claim or prior to [***] before the time limit, if any, set forth in the appropriate laws and regulation for the filing of such actions, whichever comes first, then IDEAYA shall have the right, but not the obligation, to bring an infringement action to enforce such Licensed Patents and Licensee Arising Patents, to defend any declaratory judgment action concerning such Licensed Patents and Licensee Arising Patents, and take any other lawful action reasonably necessary to protect, enforce, or defend such Licensed Patents and Licensee Arising Patents, and to control the conduct thereof.
(ii)
As between the Parties, IDEAYA shall have the sole and exclusive right, but not the obligation, to bring an infringement action to enforce the Licensee Arising Patents and Joint Arising Patents, to defend any declaratory judgment action concerning the Licensee Arising Patents and Joint Arising Patents, and take any other lawful action reasonably necessary to protect, enforce, or defend any Licensee Arising Patents and Joint Arising Patents, and to control the conduct thereof, in each case outside the Territory.
(c)
Cooperation, Recovery, and Settlement. In the event that either Party (or in case of Licensee, including Sublicensees) undertakes the enforcement or defense of any Licensed Patent (including IDEAYA Arising Patents and Joint Arising Patents) or Licensee Arising Patent in accordance with Section 10.5(b) (Right to Bring Action or Defend):
(i)
the other Party shall provide all reasonable cooperation and assistance, at the enforcing or defending Party’s expense, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and upon the other Party’s request, join as a party to such action;
(ii)
any recovery, damages, or settlement derived from such suit, action, or other proceeding will be applied first in satisfaction of any costs and expenses, including attorneys’ fees, incurred by both Parties in connection with the action, with any remaining amounts shared [***] to the enforcing or defending Party, as applicable, and [***] to the other Party, provided that, in the case that Licensee brought and controlled such suit, action or other proceeding, such remaining amounts of Licensee’s share will also be deemed to be Net Sales subject to royalty payments to IDEAYA in accordance with the provisions of Section 9.4 (Royalty Payments); and
(iii)
neither Party may settle any such suit, action, or other proceeding, whether by consent order, settlement, or other voluntary final disposition, without the prior written approval of the other Party. In particular, the other Party may refuse its consent if such settlement (x) is reasonably likely to diminish or have a material adverse effect on the rights or interest of the other Party, including any admission of fault, payment of damages or implementation of injunctive relief, or (y) admits the invalidity or unenforceability of, or otherwise impairs or materially adversely affects the scope of any Patent Rights Controlled by the other Party.

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10.6
Infringement of Third Party Rights. If any Licensed Compound or Licensed Product used or sold by IDEAYA, Licensee, or its Affiliates (or its or their licensees or Sublicensees) becomes the subject of a Third Party’s claim or assertion of infringement of any Intellectual Property Rights, each Party will promptly notify the other, and the Parties will promptly meet to consider the claim or assertion and the appropriate course of action. Absent any agreement to the contrary, and subject to claims for indemnification under Article 14 (Indemnification) each Party will defend itself from any such Third Party claim that is brought against such Party in its respective Territory at its own cost and expense, provided, however, that the provisions of Section 10.5 (Enforcement of Licensed Patents) will govern the right of the Parties to assert a counterclaim of infringement of any Licensed Patent.
10.7
Patent Term Extension. As between the Parties, IDEAYA will be responsible for obtaining patent term restoration in any country in the Territory under any statute or regulation equivalent or similar to 35 U.S.C. § 156, where applicable to a Licensed Product. In exercising the foregoing responsibility, IDEAYA will determine which relevant Patent Rights Covering the Licensed Product will be extended (including by filing supplementary protection certificates equivalent or similar to those of Regulation (EC) No 469/2009 of the European Parliament and of the Council of 6 May 2009 and any other extensions that are now or in the future become available). IDEAYA shall consult with Licensee in good faith prior to making any such determination with respect to Patent Rights Covering the Licensed Product in the Territory and shall take into consideration Licensee’s reasonable comments. The Parties shall cooperate to define a strategy that aligns with the overall Development and Commercialization plans for the Licensed Product in the Territory. IDEAYA shall not unreasonably reject comments or objections raised by Licensee if such comment is reasonably substantiated and is reasonably expected to have a material adverse effect on the anticipated commercial value of the Licensed Product in the Territory. Licensee shall cooperate, as reasonably requested by IDEAYA, in connection with the foregoing (including by providing appropriate information and executing appropriate documents), at Licensee’s cost.
10.8
Common Interest. All information exchanged between the Parties regarding the Prosecution, enforcement or defense of Patent Rights under this Article 10 (Intellectual Property) will be deemed to be Confidential Information of the Party that controls the Prosecution, enforcement or defense (as applicable) of the applicable Patent Right. In addition, each Party acknowledges and agrees that, with regard to such prosecution, maintenance, enforcement and defense, the interests of the Parties as collaborators, licensors or licensees are to, for their mutual benefit, obtain patent protection and plan patent defense against potential patentability/invalidity challenges or infringement activities by Third Parties, and as such, are aligned and are legal in nature. Each Party agrees and acknowledges that it has not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning Patent Rights under this Article 10 (Intellectual Property), including privilege under the common interest doctrine and similar or related doctrines. Notwithstanding anything to the contrary in this Agreement, to the extent a Party has a good faith belief that any information required to be disclosed by such Party to the other Party under this Article 10 (Intellectual Property) is protected by attorney-client privilege or any other applicable legal privilege or immunity, such Party shall not be required to disclose such information unless and until the Parties have agreed upon a procedure (which may include entering into a specific common interest agreement, disclosing such Confidential Information on a “for counsel eyes only” basis or similar procedure) under which such Confidential Information

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may be disclosed without waiving or breaching such privilege or immunity. The Parties shall in good faith cooperate to agree upon any such procedures.
10.9
Product Trademarks.
(a)
Determination of Product Trademarks. The Parties, through the JCC, shall jointly determine the global branding Trademarks (including a principal Trademark and certain backups in case the principal Trademark is refused by the applicable Regulatory Authority) to be used by IDEAYA, Licensee and their respective Affiliates (and its or their licensees/Sublicensees), as the principal trademark for the Commercialization of Licensed Products in each Party’s respective territory (such Trademarks, the “Product Trademarks”), including related marketing materials, packaging and related branding elements. The initial list of candidates for Product Trademarks shall be determined [***] following the Effective Date. The Licensed Products shall be sold in the Territory by Licensee under the Product Trademarks, it being specified that Licensee’s and IDEAYA’s corporate brand shall also be placed on the Licensed Products packaging along with the Product Trademarks, with the specific placement, size, and appearance subject to approval by the JCC to ensure consistency with each Party’s respective global branding guidelines, the Global Commercialization Strategy and Applicable Laws. All documentation prepared in connection with clearance checks on the candidate Product Trademarks shall be communicated to Licensee within [***] following the Effective Date, and such clearance shall specifically include review and compliance considerations with respect to the EMA. For clarity, the Product Trademarks may include one or more of IDEAYA’s existing Trademarks as agreed to by the Parties through the JCC.
(b)
Ownership of Product Trademarks. As between the Parties, IDEAYA shall be the sole and exclusive owner of all Product Trademarks and all goodwill generated in connection with the use thereof within and outside of the Territory shall inure solely for and to the benefit of IDEAYA (or its Affiliates, as applicable).
(c)
Licensee Covenants. Licensee shall not, and shall cause its Affiliates and its and their Sublicensees not to, use, register or seek to register any Trademark that contains or consists of the equivalent of, that is confusingly similar to, or that is a colorable imitation of, any Product Trademark (including any variant, translation or transliteration thereof). Licensee shall not, and shall cause its Affiliates not to, (i) use the Product Trademarks in any manner that damages, disparages, demeans, impairs, defames or tarnishes the reputation of IDEAYA or its Affiliates, the Licensed Compound, Licensed Products or the goodwill associated with the Product Trademarks, or (ii) do any act, or fail to take any action, that endangers, destroys, or similarly affects or is likely to endanger, destroy or similarly affect, in any material respect, the Product Trademarks, IDEAYA’s or its Affiliates’ rights therein, or the value of the goodwill associated with the Product Trademarks.
(d)
Use Conditions. The rights granted to Licensee under this Agreement include the right to: (i) affix the Product Trademarks to the packaging, promotional materials, and advertising related to the Licensed Products, subject to compliance with all

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applicable laws and regulations; (ii) use the Product Trademarks in digital and print media for the purpose of promoting the Licensed Products; and (iii) display the Product Trademarks at trade shows, exhibitions, and other events related to the Licensed Products, in each case ((i)-(iii)), subject to compliance with IDEAYA’s global branding guidelines as discussed by the JCC, the Global Commercialization Strategy, this Agreement and all Applicable Laws.
(e)
Registration of Product Trademarks. As between the Parties, IDEAYA shall have the sole right, and responsibility for, the registration, prosecution and maintenance of any registration or application for the Product Trademarks within and outside of the Territory in its own name (to the extent permitted by Applicable Law) within and outside the Territory. Licensee shall reimburse IDEAYA for [***] of IDEAYA’s payments to trademark counsel and agents, trademark offices, other trademark related services (e.g., annuity and renewal fee management companies) and other out-of-pocket costs directly relating to such registration (including final clearance), prosecution and maintenance activities in the Territory. Licensee may propose a list of countries where it deems registration of the Product Trademarks to be relevant, particularly considering issues related to anti-counterfeiting and parallel imports, and IDEAYA shall consider such proposals in good faith, engaging in discussions with Licensee and providing justification in case of refusal. No later than [***] following the Effective Date, IDEAYA shall provide to Licensee a list of all candidates of Product Trademarks, together with all related clearance documentation (including search reports, legal opinions, and availability assessments), for Licensees’ review. The Parties shall, in good faith, through the first JCC meeting, jointly select the principal Product Trademark(s) to be used, along with one or more back-up Product Trademarks. IDEAYA shall keep Licensee regularly informed regarding the status of, and shall inform Licensee of, and consult in good faith with Licensee regarding, material actions and decisions with respect to the registration, prosecution and maintenance of each Product Trademark in the Territory, including by providing Licensee with a copy of material communications to and from the applicable trademark offices in the Territory regarding such Product Trademarks and by providing Licensee with drafts of any material filings or responses to be made to the applicable trademark offices in the Territory in connection therewith sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Licensee to review and comment thereon. IDEAYA shall consider in good faith the requests and suggestions of Licensee with respect to such drafts and with respect to strategies for registering and prosecuting such Product Trademarks in the Territory. IDEAYA will duly inform Licensee of any potential refusal of the Product Trademarks by a Regulatory Authority and provide Licensee with a reasonable opportunity to submit comments and suggestions in response to such refusals. In countries within the Territory where recording of a Trademark license is required, IDEAYA shall provide Licensee, upon Licensee’s reasonable written request, with a separate Trademark license for the Product Trademarks. Licensee shall be responsible for arranging the recordation of such Trademark license with the relevant Governmental Authority at its own expense, promptly following receipt of the license from IDEAYA. The Parties agree to cooperate in good faith in the preparation and execution of all necessary documents related to such recordation.

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(f)
Enforcement of Product Trademarks.
(i)
Each Party shall provide the other Party with prompt written notice of any alleged, threatened or actual infringement, dilution, misappropriation or other violation of or unfair trade practices or any other like offence relating to any Product Trademark by a Third Party (“Product Trademark Infringement”).
(ii)
As between the Parties, IDEAYA shall have the sole right (but not the obligation), at its sole cost and expense to take such action as IDEAYA deems necessary against any Product Trademark Infringement outside of the Territory, using counsel of its own choice; provided that, with respect to any Product Trademark Infringement involving a Product Trademark outside of the Territory that is identical to or confusingly similar to a Product Trademark in the Territory, IDEAYA shall consult with Licensee regarding any such defense or action and consider Licensee’s reasonable comments in good faith.
(iii)
As between the Parties, Licensee shall have the first right (subject to the remainder of this subclause (b)), but not the obligation, at its sole cost and expense to take such action as Licensee deems necessary against any Product Trademark Infringement in the Territory, using counsel of its own choice; provided that, with respect to any Product Trademark Infringement involving a Product Trademark in the Territory that is identical to or confusingly similar to a Product Trademark outside of the Territory, Licensee shall consult with IDEAYA regarding any such defense or action and consider IDEAYA’s reasonable comments in good faith, and if Licensee or its designee does not take commercially reasonable steps to defend or prosecute such Product Trademark Infringement (i) within [***] following the first notice provided above with respect to such Product Trademark Infringement or (ii) the date that is [***] before the time limit, if any, set forth in Applicable Laws for filing of such actions (provided that such date occurs after the first such notice of such Product Trademark Infringement is provided), whichever comes first, then Licensee shall so notify IDEAYA, and IDEAYA may in its discretion control the defense or prosecution of such Product Trademark Infringement, as applicable, in the Territory at IDEAYA’s cost and expense. The Party conducting such action shall have full control over the conduct of such action, including settlement thereof, provided, however, that such Party may not settle any such action, or make any admissions or assert any position in such action, in a manner that would materially adversely affect the Product Trademarks in the Territory or the rights or interests of the other Party, without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. In any event, the Parties shall keep one another informed of the status of their respective activities regarding any litigation in the Territory involving a Product Trademark or settlement thereof and shall assist one another and cooperate in any such litigation at the other’s reasonable request (including by joining as a party plaintiff to the extent necessary and requested by the other Party). Licensee and IDEAYA shall recover their respective actual out-of-pocket costs (or pro rata percentages thereof), associated with any litigation in the Territory against infringers undertaken pursuant to this Section 10.9(f) (Enforcement of Product

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Trademarks) or settlement thereof from any resulting recovery made by either Party. Any excess amount of such a recovery shall be shared equally between Licensee and IDEAYA, to the extent such recovery represents damages pertaining to the infringement of a Product Trademark in the Territory.
Article 11

Confidentiality
11.1
Confidentiality Obligations. Each Party (the “Receiving Party”) acknowledges that in connection with this Agreement it may gain access to Confidential Information of the other Party (the “Disclosing Party”). The Receiving Party shall, during the Term and for [***] thereafter (or, for any trade secret, for so long as such trade secret is deemed trade secret under Applicable Law):
(a)
not use the Disclosing Party’s Confidential Information for any purpose other than to perform its obligations or exercise its rights under this Agreement; and
(b)
maintain the Disclosing Party’s Confidential Information in strict confidence and, subject to Section 11.3 (Permitted Disclosures), not disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s prior written consent; provided, however, that the Receiving Party may disclose the Confidential Information to its Representatives who (i) have a need to know the Confidential Information for purposes of the Receiving Party’s performance, or exercise of its rights with respect to such Confidential Information, under this Agreement, (ii) have been apprised of the confidentiality and non-use restrictions herein, (iii) are themselves bound by written nondisclosure agreements at least as restrictive as those set out in this Article 11 (Confidentiality), and provided, further, that the Receiving Party will be responsible for ensuring its Representatives’ compliance with, and will be liable for any breach by its Representatives of, this Article 11 (Confidentiality), and (iv) use reasonable care, at least as protective as the efforts it uses with respect to its own confidential information, to safeguard the Disclosing Party’s Confidential Information from use or disclosure other than as permitted herein.
11.2
Exceptions. The Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to the extent that the Receiving Party can demonstrate that the Disclosing Party’s Confidential Information: (a) was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to the time of disclosure; (b) is or becomes public knowledge through no fault or omission of the Receiving Party or any of its Affiliates; (c) is obtained by the Receiving Party or any of its Affiliates from a Third Party lawfully in possession thereof and without any obligation to keep it confidential or restriction on its use; (d) has been independently discovered or developed by employees, Subcontractors, consultants or agents of the Receiving Party or any of its Affiliates without the aid, application, use or reference of Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records; or (e) was released from the restrictions set forth in this Agreement by express prior written consent of the Disclosing Party. Confidential Information disclosed to the Receiving Party

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hereunder shall not be deemed to fall within the foregoing exceptions merely because it is embraced by more general information that falls within such exceptions.
11.3
Permitted Disclosures. The Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:
(a)
filing, prosecuting, or maintaining Licensed Patents as permitted by this Agreement;
(b)
Regulatory Filings for Licensed Products and Biomarker/Companion Diagnostics that such Party has a license or right to Develop hereunder in a given country or jurisdiction;
(c)
prosecuting or defending litigation as permitted by this Agreement;
(d)
complying with applicable court orders or governmental regulations, including regulations applicable to the public sale of securities;
(e)
in the case of Licensee, disclosure to its and its Affiliates, employees, consultants, contractors, and agents, and to Sublicensees, in each case on a need-to-know basis in connection with the Exploitation of the Licensed Compound or Licensed Products in accordance with the terms of this Agreement, in each case under written obligations of confidentiality and non-use at least as stringent as those herein;
(f)
in the case of IDEAYA, disclosure to its and its Affiliates, employees, consultants, contractors, and agents, in each case on a need-to-know basis in connection with the Exploitation of the Licensed Compounds or Licensed Products outside of the Territory and to perform its obligations and exercise its rights under this Agreement in accordance with the terms of this Agreement, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; and
(g)
disclosure to potential and actual investment bankers, investors, lenders, investors, acquirors, licensees, and other financial or commercial partners (and their attorneys and agents) solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, or collaboration, in each case under written obligations of confidentiality and non-use at least as stringent as those herein, but may be of shorter duration (except for trade secrets which will be maintained as confidential as long as they are trade secrets) to the extent such shorter duration is reasonable and customary in the case of investment bankers, investors, lenders, or financial partners and their attorneys and agents.

In the event that a the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Sections 11.3(c) or 11.3(d) (Permitted Disclosures), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such Confidential Information at least as diligent as such Party would use to protect its own confidential information, but in no event less than reasonable efforts. Any information disclosed pursuant to Sections 11.3(c) or

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11.3(d) (Permitted Disclosures) will remain Confidential Information of the Disclosing Party and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Article 11 (Confidentiality). Notwithstanding the foregoing, the Parties will take all reasonable action to avoid disclosure of Confidential Information hereunder.

11.4
Securities Filings. In the event either Party proposes to file with the SEC or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement or any related agreements between the Parties, such Party will notify the other Party of such intention and will provide the other Party with a copy of relevant portions of the proposed filing at least [***] (or such shorter period as necessary to comply with applicable securities laws and rules of stock exchanges, but in any event, to the extent legally possible, not less than [***]) prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto that refer to the other Party or the terms and conditions of this Agreement or any related agreements between the Parties. The Party making such filing will cooperate in good faith with the other Party to obtain confidential treatment of the terms and conditions of this Agreement or any related agreements between the Parties that the other Party requests to be kept confidential or otherwise afforded confidential treatment, and will only disclose Confidential Information that it is reasonably advised by legal counsel is legally required to be disclosed. No such notice will be required if the description of or reference to this Agreement or a related agreement between the Parties contained in the proposed filing has been included in any previous filing made by the either Party in accordance with this Section 11.4 (Securities Filings) or otherwise approved by the other Party or disclosed in a prior press release by the Parties or other prior public disclosure made by a Party in accordance with the terms of this Article 11 (Confidentiality).
11.5
Terms of this Agreement; Publicity.
(a)
Restrictions. The Parties recognize that the publication of papers regarding results of, and other information regarding activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties; provided that such publications are subject to reasonable controls to protect Confidential Information. The Parties agree that the terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 11.3 (Permitted Disclosures). Except as required by Applicable Law or as permitted under Section 11.3 (Permitted Disclosures), each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed (or as such consent may need to be obtained in accordance with Section 11.6 (Publications)).
(b)
Review. Subject to this Section 11.5 (Terms of this Agreement; Publicity), to the extent required by Applicable Law or as permitted under Section 11.6 (Publications), if either Party (the “Issuing Party”) desires to issue a press release or other public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof, including the progress and results of Development and Commercialization of the Licensed Compounds, Licensed Products and

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Biomarker/Companion Diagnostics hereunder, the Issuing Party will provide the other Party (the “Reviewing Party”) with a copy of the proposed press release or public statement or disclosure (the “Release”). The Issuing Party will specify with each such Release, taking into account the urgency of the matter being disclosed, a reasonable period of time (which shall be no less than [***] unless earlier disclosure is required by Applicable Law, or in a proceeding as provided in Section 11.3(c) (Permitted Disclosures), or pursuant to other agreements between the Parties), within which the Reviewing Party may provide any comments on such Release. If the Reviewing Party notifies in writing that it does not have any comments or fails to respond within the period notified by the Issuing Party, then it shall be deemed that the Reviewing Party has agreed that the Issuing Party may issue such proposed press release or public statement in the form provided to the Reviewing Party. If the Reviewing Party provides any comments, the Parties will consult on such Release and the Issuing Party shall consider the Reviewing Party’s comments in good faith to prepare a mutually acceptable Release. For the avoidance of doubt, all press releases or public statements relating to this Agreement or the transactions contemplated hereby shall be issued jointly by the Parties and only after approval of both Parties on the final content and language of such Release. No Party shall issue any press release or public statement unilaterally without the prior written consent of the other Party, unless a Party, based on advice of counsel, reasonably determines that such press release or public statement is required by Applicable Law. Neither Party shall be required to seek the permission of the other Party to disclose any information included in a prior Release that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section 11.5 (Terms of this Agreement; Publicity) or Section 11.6 (Publications), provided that such information remains accurate as of such time and the frequency and form of such disclosure are reasonable.
11.6
Publications. Subject to Section 11.3 (Permitted Disclosures), each Party (in such capacity the “Publishing Party”) agrees that, except as required by Applicable Laws, it shall not publish or present, or permit to be published or presented, any results of the Research, Development, use or Commercialization of the Licensed Compounds, Licensed Products or Biomarker/Companion Diagnostics, including studies relating to medical affairs activities with respect to the Licensed Compounds or Licensed Products (“Covered Results”), to the extent such results refer to the other Party’s (the “Non-Publishing Party”) Confidential Information, without the prior review by and written approval of the Non-Publishing Party (which approval shall not be unreasonably withheld, conditioned or delayed) in accordance with the following:
(a)
The Publishing Party shall submit to the other Party any proposed academic, scientific and medical publication, value dossier or public presentation that contains Covered Results or otherwise contains the Non-Publishing Party’s Confidential Information.
(b)
Such review will be conducted for the purposes of preserving the value of the Covered Results and determining whether any portion of the proposed publication or presentation containing the Non-Publishing Party’s Confidential Information (other than Covered Results) should be modified or deleted. Written copies of such proposed publication or presentation required to be submitted hereunder shall be submitted to the Non-Publishing Party no later than [***] before submission for publication or no later

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than [***] before submission of a presentation or abstract (the “Review Period”). The Non-Publishing Party shall provide its written comments with respect to such publications within [***] after its receipt of such written copy, or with respect to presentations or abstracts within [***] after its receipt of such written copy, and the Publishing Party shall delete any Confidential Information of the Non-Publishing Party upon request. The Review Period may be extended for an additional [***] in the event the Non-Publishing Party can, within [***] of receipt of the written copy, demonstrate in writing reasonable need for such extension, including for the preparation and filing of patent applications.
(c)
Notwithstanding anything to the contrary in this Section 11.6 (Publications), neither Party shall publish or present any Covered Results without providing prior written notice to other Party and reasonably considering the other Party’s comments thereon (to the extent provided in accordance with this Section 11.6 (Publications)), and to the extent the Non-Publishing Party has made contribution to the generation of Covered Results, it shall have the right to co-author or otherwise join the Publishing Party in such publication or presentation. The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication under this Agreement.
(d)
Notwithstanding anything to the contrary in this Section 11.6 (Publications), (i) each Party shall have the right to require the other Party to delay a publication of Confidential Information until filing of a patent application covering the subject matter in such proposed publication and (ii) neither Party shall be required to seek the permission of the other Party to publish or present any information included in a prior publication or presentation that has already been published or presented by such Party or by the other Party in accordance with Section 11.5 (Terms of this Agreement; Publicity) or Section 11.6 (Publications), provided that such Party notifies the other Party of such publication or presentation and such information remains accurate as of such time.
11.7
Prior Confidentiality Agreement. As of the Effective Date, the terms of this Article 11 (Confidentiality) shall supersede the Confidential Disclosure Agreement, provided, however, that all “Confidential Information” (as defined in the Confidential Disclosure Agreement) disclosed or received by the Parties thereunder will be deemed Confidential Information hereunder and will be subject to the terms and conditions of this Agreement.
11.8
Attorney-Client Privilege; Common Interest. Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges recognized under the Applicable Laws of any jurisdiction as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties may become joint defendants in proceedings to which the information covered by such protections and privileges relates and may determine that they share a common legal interest in disclosure between them that is subject to such privileges and protections, and in such event, may enter into a joint defense agreement setting forth, among other things, the foregoing principles but are not obligated to do so.

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11.9
Return or Destruction of Confidential Information. Following expiration or termination of this Agreement, the Receiving Party shall, at the election of the Disclosing Party, return or destroy the Confidential Information of the Disclosing Party, promptly (but in any case within [***] following the Receiving Party’s receipt of such election in writing from the Disclosing Party); provided, however, that the Receiving Party may retain: (a) Confidential Information of the Disclosing Party to exercise rights and licenses which expressly survive such termination or expiration pursuant to this Agreement; (b) access to all other Confidential Information in archives solely in accordance with Applicable Law; and (c) any backup media copies made in the ordinary course of business; and provided, further, that in each case ((a)-(c)), such retained Confidential Information shall remain subject to the terms of this Agreement.
Article 12

Representations, Warranties and Covenants
12.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:
(a)
it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the Applicable Laws of its jurisdiction of incorporation, organization, or chartering, and has full corporate power and authority to enter into this Agreement, and to carry out the provisions hereof or thereof, as applicable;
(b)
it has, and throughout the Term will retain, the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;
(c)
the execution of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Party and do not violate: (i) such Party’s charter documents, bylaws or other organizational documents; (ii) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (iii) any requirement of any Applicable Law; or (iv) any order, writ, judgment, injunction, decree, determination or award of any court or Governmental Authority presently in effect applicable to such Party; and
(d)
this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other Applicable Laws affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or in equity).
12.2
Additional IDEAYA Representations, Warranties and Covenants. IDEAYA represents, warrants and covenants to Licensee that, as of the Effective Date:
(a)
subject to (i) Novartis’ retained rights in the Non-Exclusively Licensed Patents under the Novartis Agreement, (ii) Pfizer’s rights in the jointly owned (between Pfizer and IDEAYA) inventions and patents arising under the Pfizer Agreements and (iii) Pfizer’s rights in the Patent Rights that are non-exclusively licensed to IDEAYA under Section 10.4.1 (Mutual Freedom to Operate for Combination Inventions) of the Pfizer

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Agreements, IDEAYA is the sole owner of the entire right, title, and interest, or exclusive licensee (with the right to grant sublicenses of the scope contemplated herein), in and to the Licensed Patents, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges, or claims of any kind.
(b)
IDEAYA has the full and legal right and authority to grant the licenses granted by it under this Agreement and, subject to the non-exclusive licenses granted to Pfizer under Section 10.4.2 (Mutual Freedom to Operate for Combination Inventions) of the Pfizer Agreements, IDEAYA has not granted as of the Effective Date, and will not grant during the Term, any right to any Third Party under the Licensed IP that would conflict with the rights granted to Licensee hereunder;
(c)
Schedule 1.110 (Licensed Patents) constitutes a correct, current, and complete list of all Patent Rights included in the Licensed Patents as of the Effective Date;
(d)
all required filings and fees related to the Patent Rights listed on Schedule 1.110 (Licensed Patents) have been timely filed with and paid to the United States Patent and Trademark Office and, where applicable, to the corresponding patent offices or applicable intellectual property authorities in other jurisdictions, and to IDEAYA’s Knowledge, all such Patent Rights have at all times been and remain in good standing;
(e)
to the Knowledge of IDEAYA, it has provided Licensee with true and complete copies of all non-public material documents, certificates, office actions, responses, correspondence, and other filings and materials Controlled by IDEAYA as of the Effective Date directly related to the Licensed IP, Licensed Compounds and Licensed Products;
(f)
to the Knowledge of IDEAYA, (i) it has not misappropriated or infringed any Intellectual Property Rights of a Third Party in connection with the Exploitation of the Licensed Compound or Licensed Products as of the Effective Date, and (ii) there are no activities by Third Parties that would constitute misappropriation or infringement of the Licensed IP;
(g)
the Licensed Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality, and to IDEAYA’s Knowledge, no breach of such confidentiality has been committed by any Third Party. To IDEAYA’s Knowledge, no Licensed Know-How has been misappropriated from any Third Party, or obtained or disclosed in breach of any contractual, fiduciary or statutory obligation owed by IDEAYA or its employees to any Third Party;
(h)
To IDEAYA’s Knowledge, the Licensed IP is reasonably sufficient to Develop, Manufacture and Commercialize the Licensed Product in the Field in the Territory as contemplated in this Agreement, provided that this representation and warranty shall not be construed as a representation or warranty of freedom to operate or non-infringement of Third Party Intellectual Property Rights;

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(i)
to IDEAYA’s Knowledge, all tangible information and data provided by or on behalf of IDEAYA to Licensee on or before the Effective Date through the data room, the index of which is set forth in Schedule 12.2(i) (Data Room Index) in contemplation of this Agreement was and is true, complete, and correct (as of the Effective Date) in all material respects;
(j)
other than the Novartis Agreement and the Pfizer Agreements, there are no agreements in effect as of the Effective Date between IDEAYA and a Third Party under which rights with respect to any material Licensed IP are licensed to IDEAYA in the Field in the Territory;
(k)
the terms and conditions of this Agreement do not conflict with the provisions of the Novartis Agreement or the Pfizer Agreements;
(l)
IDEAYA has conducted, and continues to conduct, all Development, Regulatory Filing, and Commercialization activities relating to the Licensed Compound and Licensed Products in compliance in all material respects with all applicable Data Security and Privacy Laws, including (to the extent required by applicable Data Security and Privacy Laws): (i) providing required privacy notices to data subjects; (ii) obtaining valid consents or ensuring another appropriate legal basis exists with respect to such Processing; (iii) fulfilling notification and registration obligations with relevant authorities and ethics committees; and (iv) implementing appropriate technical and organizational measures to safeguard the confidentiality, integrity and availability of Personal Data Processed in connection with this Agreement; and
(m)
To the Knowledge of IDEAYA, there has been no data Security Incident, or material complaint from a Third Party, including data subjects, or regulatory investigation related to the processing of Personal Data by or on behalf of IDEAYA in connection with the Licensed Compound and Licensed Products.
12.3
Additional Licensee Representations and Warranties. Licensee represents, warrants and covenants to IDEAYA that, as of the Effective Date:
(a)
it will, and will cause its Affiliates and its and their Sublicensees to, comply with all Applicable Laws and applicable industry standards and ethical codes in the Field in the Territory in the performance of its obligations under this Agreement, including all restrictions, requirements or controls imposed under Applicable Law on the import, export or transfer of any Licensed Compound or Licensed Product, and any ingredients or components thereof (including any economic sanction or export control related thereto, including by obtaining all licenses, approvals or consents that are required prior to the import, export or transfer of any Licensed Compound or Licensed Product, or any ingredients or components thereof);
(b)
it has obtained and will obtain, and will cause its Affiliates and its and their Sublicensees to obtain, written agreements from each of its respective employees, consultants, contractors, agents and Sublicensees who perform Development or Manufacturing activities with respect to the Licensed Compound, Licensed Products or

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Biomarker/Companion Diagnostics pursuant to this Agreement, which agreements will obligate such Persons to obligations of confidentiality and non-use and to assign inventions in a manner consistent with the provisions of this Agreement; and
(c)
it will not, and will cause its Affiliates and its and their Sublicensees not to, knowingly misappropriate, infringe or use without authorization any Intellectual Property Rights of a Third Party in connection with the performance of its activities under this Agreement.
12.4
Mutual Covenants. Each Party covenants to the other Party that:
(a)
it shall, and shall cause its Affiliates and its and their licensees/Sublicensees to, perform all activities under this Agreement in accordance with all Applicable Laws;
(b)
it shall not, and shall cause its Affiliates and its and their licensees/Sublicensees not to (i) use the Product Trademarks in any manner that damages, disparages, demeans, impairs, defames, or tarnishes the reputation of either Party or its Affiliates, the Licensed Products, or the goodwill associated with the Licensed Products or the other Party’s business; or (ii) do any act, or fail to take any action, that endangers, destroys, or similarly affects, or is likely to endanger, destroy or similarly affect, in any material respect, the value of the goodwill associated with the Licensed Products or the other Party’s business;
(c)
(i) as of the Effective Date, neither it nor any of its Affiliates have been, are not currently, nor are they the subject of a proceeding that could lead to becoming a Debarred Entity, Excluded Entity, or Convicted Entity or listed on a Disqualified/Restricted List, and (ii) it shall not use in any capacity, in connection with the obligations to be performed under this Agreement, any Person who is a Debarred Individual, Excluded Individual, or a Convicted Individual. If, during the Term, a Party or any of its Affiliates or its or their licensees/Sublicensees becomes a Debarred Entity, Excluded Entity, or Convicted Entity, or is listed on a Disqualified/Restricted List, or if any employee or agent performing any of its or their obligations hereunder becomes a Debarred Individual, Excluded Individual, or a Convicted Individual, or added to a Disqualified/Restricted List, such Party shall promptly notify the other Party in writing and prohibit such Person from performing work under this Agreement, and, notwithstanding the notice and cure periods set forth in Section 15.2(e) (Termination by Either Party for Material Breach), the other Party shall have the right to terminate this Agreement effective immediately upon written notice to such Party;
(d)
(i) as of the Effective Date, it has complied with all Anti-Corruption Laws in all material respects; (ii) it has in place, and shall cause its Affiliates and its or their licensees/Sublicensees to have in place, and to continue to update and maintain an internal compliance program under which such Party (or its Affiliates or its or their licensees/Sublicensees’) employees and agents are required to comply with all Anti-Corruption Laws; and (iii) it shall, and shall cause its Affiliates and its and their licensees/Sublicensees to (1) comply with all Anti-Corruption Laws and (2) not, directly

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or indirectly, offer, give, pay, promise to pay, or authorize the payment of any bribes, kickbacks, influence payments, or other unlawful or improper inducements to any Person in whatever form (including gifts, travel, entertainment, contributions, or anything else of value). Each Party shall notify the other Party upon receiving a written notification that it is the target of an investigation by a Governmental Authority for a material Anti-Corruption Law violation or upon receipt of information from any of its Representatives that any of them is the target of an investigation by a Governmental Authority for a material Anti-Corruption Law violation, in each case in connection with this Agreement; and in the event of a finding of for a material Anti-Corruption Law violation by a Governmental Authority, notwithstanding the notice and cure periods set forth in Section 15.2(e) (Termination by Either Party for Material Breach), the other Party shall have the right to terminate this Agreement effective immediately upon written notice to such Party;
(e)
as of the Effective Date and at any time during the Term, the Parties have and will procure that all Personal Data Processed in the course of the Development, Manufacturing or Commercialization of a Licensed Compound or Licensed Product under this Agreement will be Processed in compliance with all Data Security and Privacy Laws. The Parties shall further comply with Schedule 12.4(e) (Data Protection) regarding any transfer of Personal Data or Processing of Business Contact Data (as defined therein);
(f)
neither Party nor any officer, director, or entity holding more than ten percent (10%) ownership interest in such Party is described by items ((i) through (iii)) below, and each Party currently does not and in the future will not engage (either directly or indirectly) any Person to perform services or provide goods under this Agreement (including as a principal investigator or sub-investigator) if that Person is currently, or is the subject of a proceeding that could lead to that Person becoming, any of the following items ((i) through (iii)): (i) a Sanctioned Party; (ii) organized under the laws of, or located or ordinarily resident in or operating from, Iran, Cuba, Syria, North Korea, or the Crimea, Kherson, or Zaporizhzhia regions of Ukraine or the so-called Donetsk People’s Republic or Luhansk People’s Republic of Ukraine, or any other country or territory subject to comprehensive sanctions under Applicable Trade Control Laws, (each, a “Sanctioned Territory”), unless licensed, permitted or otherwise authorized under such Applicable Trade Control Laws; or (iii) part of or owned or controlled by the government of a Sanctioned Territory or Venezuela, unless licensed, permitted, or otherwise authorized under such Applicable Trade Control Laws;
(g)
except to the extent authorized by Applicable Trade Control Laws, each Party will not sell or share, directly or indirectly, any item or service supplied to it under this Agreement to any Sanctioned Party or another party which it knows or reasonably should know will resell or export, reexport, or transfer (in-country), directly or indirectly, any item or service supplied under or otherwise covered by this Agreement to any Sanctioned Party, Sanctioned Territory, or any other Person prohibited by Applicable Trade Control Laws; and
(h)
each Party acknowledges that any and all obligations to provide any item, technology, information, service or assistance under this Agreement are subject to the

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requirements of the Applicable Trade Control Laws, and it will maintain compliance with the Applicable Trade Control Laws.
12.5
Disclaimer. Except as otherwise expressly set forth herein, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY MATERIAL OR ANTIBODY OR PRODUCT IS SAFE OR EFFECTIVE OR ANY PATENT RIGHTS ARE VALID OR ENFORCEABLE, AND, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAWS, EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. Without limiting the generality of the foregoing, IDEAYA disclaims any warranties with regards to the success of (a) the Licensed Compounds or Licensed Products or (b) any Development activities conducted by IDEAYA pursuant to Article 4 (Development).
Article 13

LIMITATION OF LIABILITY; INSURANCE
13.1
Limitation of Liability. EXCEPT (A) FOR A BREACH OF SECTION 17.10 (ASSIGNMENT) OR Article 11 (CONFIDENTIALITY), (B) FOR CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER Article 14 (INDEMNIFICATION), OR (C) FOR DAMAGES DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, FRAUD OR FRAUDULENT MISREPRESENTATION OF THE LIABLE PARTY, OR FOR DEATH OR PERSONAL INJURY CAUSED BY NEGLIGENCE OF THE LIABLE PARTY, OR ANY OTHER LIABILITY WHICH, PURSUANT TO APPLICABLE LAW, CANNOT BE LIMITED, NEITHER PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE OR EXEMPLARY DAMAGES OR INDIRECT LOST PROFITS OR LOST DATA (EXCEPT TO THE EXTENT CAUSED BY A BREACH OF SECTION 2(I) OF SCHEDULE 12.4(e) (DATA PROTECTION)), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.
13.2
Insurance. Each Party shall, at its expense, procure and maintain insurance policies adequate to cover their obligations hereunder as such obligations arise during the Term and consistent with the normal business practices of a prudent biopharmaceutical company of a similar size and scope, provided that such insurance will not create a limit to Licensee’s or IDEAYA’s liability hereunder. For the avoidance of any doubt, IDEAYA, as the sponsor of the Global Studies, shall be responsible for the core safety of the Licensed Product, and shall thus at all times maintain appropriate insurance coverage in connection with such activities within and outside the Territory. Upon the IDEAYA’s request thereafter, Licensee shall furnish IDEAYA with a certificate of insurance signed by an authorized representative of Licensee’s insurance underwriter evidencing the insurance coverage required by this Agreement and Licensee shall

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reasonably inform IDEAYA of any cancellation, termination, or change of such insurance coverage.
Article 14

Indemnification
14.1
Indemnification by IDEAYA. IDEAYA shall indemnify, defend, and hold harmless Licensee and its Affiliates, and each of Licensee’s and its Affiliates’ respective officers, directors, employees, agents, successors, and assigns (each, a “Licensee Indemnitee”) against all Losses to the extent arising out of or resulting from any Third-Party claim, suit, action, or proceeding (each a “Third Party Action”) related to, arising out of, or resulting from: (a) IDEAYA’s material breach of this Agreement, the Clinical Supply Agreement, or the Commercial Supply Agreement, including any representations, warranties, or covenants herein or therein, (b) the gross negligence or willful misconduct of, or violation of Applicable Laws by, the IDEAYA Indemnitees, or IDEAYA’s or its Affiliates’ sublicensees, in connection with this Agreement, the Clinical Supply Agreement, or the Commercial Supply Agreement, and/or (c) the Exploitation of the Licensed Compound or Licensed Products by or on behalf of IDEAYA (for clarity, for the purpose of this Section 14.1 (Indemnification by IDEAYA) Exploitation under this Agreement by Licensee, its Affiliates or its or their Sublicensees shall not be deemed Exploitation on behalf of IDEAYA), its Affiliates or licensees, or its or their respective Subcontractors (including product liability claims) within and outside of the Territory; except in each case ((a)-(c)), to the extent such Losses are subject to indemnification by Licensee under Section 14.2 (Indemnification by Licensee).
14.2
Indemnification by Licensee. Licensee shall indemnify, defend, and hold harmless IDEAYA and its Affiliates, and each of IDEAYA’s and its Affiliates’ respective officers, directors, employees, agents, successors, and assigns (each, a “IDEAYA Indemnitee”) against all Losses to the extent arising out of or resulting from any Third Party Action related to, arising out of, or resulting from: (a) Licensee’s material breach of this Agreement, the Clinical Supply Agreement, or the Commercial Supply Agreement, including any representations, warranties, or covenants herein or therein, (b) the gross negligence or willful misconduct of, or violation of Applicable Laws by, the Licensee Indemnitees or Licensee’s or its Affiliates’ Sublicensees or its or their respective Subcontractors in connection with this Agreement, the Clinical Supply Agreement, or the Commercial Supply Agreement, and (c) the Exploitation of the Licensed Compound or Licensed Products by or on behalf of Licensee, its Affiliates or its or their Sublicensees, or its or their respective Subcontractors (including product liability claims) after the Effective Date; except in each case ((a)-(c)), to the extent such Losses are subject to indemnification by IDEAYA under Section 14.1 (Indemnification by IDEAYA).
14.3
Indemnification Procedure. The foregoing indemnity obligations shall be conditioned upon (a) the indemnified Party (“Indemnitee”) promptly notifying the indemnifying Party (“Indemnitor”) in writing of the assertion or the commencement of the relevant Third Party Action, provided, however, that any failure or delay to notify shall not excuse any obligation of the Indemnitor, except to the extent the Indemnitor is actually prejudiced thereby, (b) the Indemnitee granting the Indemnitor sole management and control, at the Indemnitor’s sole expense, of the defense of such Third Party Action and its settlement, provided, however, that the Indemnitor shall not settle any such Third Party Action without the prior written consent of the

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Indemnitee if such settlement does not include a complete release from liability or if such settlement would involve the Indemnitee undertaking an obligation (including the payment of money by the Indemnitee) that would bind or impair the Indemnitee, or includes any admission of wrongdoing by the Indemnitee or that any Intellectual Property Rights or other proprietary right of Indemnitee or this Agreement is invalid, narrowed in scope or unenforceable, and (c) the Indemnitee reasonably cooperating with the Indemnitor (at the Indemnitee’s expense). The Indemnitee shall have the right (at its own expense) to be present in person or through counsel at all legal proceedings giving rise to the right of indemnification. Notwithstanding the foregoing, the Indemnitee will have the right to employ separate counsel at the Indemnitor’s expense and to control its own defense of the applicable Third Party Action if: (i) there are or may be legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnitor or (ii) in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Indemnitee and the Indemnitor that would make such separate representation advisable; provided that in no event will the Indemnitor be required to pay fees and expenses under this sentence for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions, and such fees and expenses shall be limited to those that are reasonable in light of then-current market legal costs for comparable matters. In such event, the Indemnitee shall not settle or compromise such Third Party Action without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed.
Article 15

Term and Termination
15.1
Term. This term of this Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with Section 15.2 (Termination Rights), will continue in full force and effect until the expiration of all Royalty Terms in all countries in the Territory (the “Term”). Upon expiration of the Royalty Term for a Licensed Product in a particular country in the Territory, the licenses granted by IDEAYA to Licensee under Section 2.1(a) (License Grants to Licensee) with respect to such Licensed Product in such country will become non-exclusive, fully paid-up and irrevocable.
15.2
Termination Rights.
(a)
Termination by Licensee for Convenience. Licensee may terminate this Agreement in its entirety or on a country-by-country basis at any time by providing IDEAYA at least [***] prior written notice if no First Commercial Sale of a Licensed Product in the Territory or such country has occurred and at least [***] prior written notice after First Commercial Sale of any Licensed Product in the Territory or such country has occurred.
(b)
Automatic Termination upon Termination of Novartis Agreement. This Agreement will terminate automatically (and all licenses granted to Licensee hereunder will immediately terminate) upon termination of the corresponding licensed rights granted to IDEAYA by Novartis under the Novartis Agreement, subject to the provisions of Section 15.5 (Termination of Novartis Agreement).

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(c)
Termination by IDEAYA for Cessation of Development or Commercialization within the Target Countries.
(i)
If, on a Target Country-by-Target Country basis, at any time prior to the receipt of Regulatory Approval for a Licensed Product by Licensee, its Affiliate or its or their Sublicensee in at least one (1) Priority Indication in the Field in a Target Country, there is a consecutive [***] period during which Licensee (i) does not conduct any substantive Development activities for the Licensed Compound or Licensed Products, or (ii) has instituted and maintained (per Licensee’s internal policies consistently applied across its and its Affiliates’ programs) a hold on conducting all material Development for the Licensed Compound or Licensed Products (each of ((i) and (ii)), a “Development Shelving Event”) in such Target Country, and such Development Shelving Event is not (A) by written agreement of the Parties, (B) a direct result of any action or inaction by IDEAYA, its Affiliates or an IDEAYA Indemnitee in breach of any of its obligations under this Agreement, (C) a direct result of Licensee’s reasonable response to guidance from or action by a Regulatory Authority or other Governmental Authority directed to Licensee, its Affiliates or its or their Sublicensee (or a Third Party acting under the authority of Licensee, its Affiliates or its or their Sublicensees), such as a clinical hold or Recall that is not caused by a breach of this Agreement by Licensee, its Affiliates or its or their Sublicensees, (D) a result of a failure outside of Licensee’s reasonable control to secure adequate supply of Licensed Product for the relevant activity, (E) a direct result of a Force Majeure Event (in which case such deadline is tolled for the duration of the Force Majeure Event) or (F) Licensee’s decision not to move Development forward due to a lack of patients in the applicable Target Country or for any other reason consistent with its obligations to use Commercially Reasonable Efforts under the Agreement, then Licensee shall promptly notify IDEAYA (or alternatively IDEAYA may notify Licensee) in writing upon becoming aware of such Development Shelving Event having occurred. Within [***] following the receipt of notice from a Party regarding the existence of a Development Shelving Event, the Parties shall meet, through the JDC (which may be by teleconference), to discuss the nature and circumstances surrounding such Development Shelving Event. Licensee shall have [***] from such meeting date to resume substantive Development activities for the Licensed Compound or Licensed Products (which may be extended for an additional [***] period if the Development Shelving Event is not reasonable capable of cure within such [***] period but is capable of cure if given additional time), and if Licensee does not resume such substantive Development activities within such [***] (or [***]) calendar day period, IDEAYA will have the right to terminate this Agreement on a Target Country-by-Target Country basis in the Target Country in which such Development Shelving Event(s) has occurred. Notwithstanding the foregoing, in the event of a good-faith dispute as to whether a Development Shelving Event(s) has occurred or been cured the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with Article 16 (Dispute Resolution).

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(ii)
If, Target Country-by-Target Country basis, at any time following receipt of Regulatory Approval for a Licensed Product by Licensee, its Affiliate or its or their Sublicensee in at least one (1) Priority Indication in the Field in a Target Country, there is a consecutive [***] period during which Licensee (i) does not conduct any substantive Commercialization activities for the Licensed Products, or (ii) has instituted and maintained (per Licensee’s internal policies consistently applied across its and its Affiliates’ programs) a hold on conducting all material Commercialization for the Licensed Products (each of ((i) and (ii)), a “Commercialization Shelving Event”) in such Target Country, and such Commercialization Shelving Event is not (A) by written agreement of the Parties, (B) a direct result of any action or inaction by IDEAYA, its Affiliates or an IDEAYA Indemnitee in breach of any of its obligations under this Agreement, (C) a direct result of Licensee’s reasonable response to guidance from or action by a Regulatory Authority or other Governmental Authority directed to Licensee, its Affiliates or its or their Sublicensee (or a Third Party acting under the authority of Licensee, its Affiliates or its or their Sublicensees), such as a Recall that is not caused by a breach of this Agreement by Licensee, its Affiliates or its or their Sublicensees, (D) a result of a failure outside of Licensee’s reasonable control to secure adequate supply of Licensed Product for the relevant activity or (E) a direct result of a Force Majeure Event (in which case such deadline is tolled for the duration of the Force Majeure Event), then Licensee shall promptly notify IDEAYA (or alternatively IDEAYA may notify Licensee) in writing upon becoming aware of such Commercialization Shelving Event having occurred. Within [***] following the receipt of notice from a Party regarding the existence of a Commercialization Shelving Event, the Parties shall meet, through the JCC (which may be by teleconference), to discuss the nature and circumstances surrounding such Commercialization Shelving Event. Licensee shall have [***] from such meeting date to resume substantive Commercialization activities for the Licensed Products (which may be extended for an additional [***] period if the Commercialization Shelving Event is not reasonable capable of cure within such [***] period but is capable of cure if given additional time), and if Licensee does not resume such substantive Commercialization activities within such [***] (or [***] period, IDEAYA will have the right to terminate this Agreement on a Target Country-by-Target Country in which such Commercialization Shelving Event(s) has occurred. Notwithstanding the foregoing, in the event of a good-faith dispute as to whether a Commercialization Shelving Event(s) has occurred or been cured the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with Article 16 (Dispute Resolution).
(d)
Termination by IDEAYA for Patent Challenge. In the event that Licensee or any of its Affiliates or its or their Sublicensees directly takes any action, or knowingly provides financial or other assistance (including direct legal or technical advice) to any Third Party, to challenge in a court or administrative proceeding any claim in any Licensed Patent as being invalid, unenforceable or otherwise not patentable, IDEAYA shall have the right to immediately terminate this Agreement in its entirety or on a country-by-country basis in the countries in which such Licensed Patents are challenged, including the rights with respect thereto of any Sublicensee, upon [***] prior

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written notice to Licensee; provided that IDEAYA shall not have the right to terminate this Agreement (i) if Licensee withdraws or causes to be withdrawn such action within such [***] period or (ii) if Licensee (or its Affiliate or its or their Sublicensee) or such Third Party challenged such Licensed Patents in defense of claims raised by or on behalf of IDEAYA (or its Affiliate) against Licensee (or its Affiliate or its or their Sublicensee) or such Third Party, or otherwise in connection with an assertion of a cross-claim or a counter-claim. In the event that IDEAYA notifies Licensee in writing that any Affiliate or Sublicensee has directly taken any action, or knowingly provided financial or other assistance (including direct legal or technical advice) to any Third Party, to challenge in a court or administrative proceeding any claim in any Licensed Patent as being invalid, unenforceable or otherwise not patentable, then Licensee (or its Affiliate) shall terminate (or cause to be terminated) such Sublicensee’s Sublicense in its entirety, unless (A) such action by such Sublicensee is withdrawn within [***] after IDEAYA notice to Licensee thereof or (B) such Sublicensee (or its affiliate) or such Third Party challenged such Licensed Patents in defense of claims raised by or on behalf of IDEAYA (or its Affiliate) against such Sublicensee (or its affiliate) or such Third Party, or otherwise in connection with an assertion of a cross-claim or a counter-claim.
(e)
Termination by Either Party for Material Breach. Either Party may terminate this Agreement in its entirety or on a country-by-country basis in the Territory upon written notice to the other Party if the other Party materially breaches this Agreement and fails to cure such breach within [***] after receiving such written notice thereof (or [***] with respect to a payment breach) after notice of such breach from the non-breaching Party, provided that, if such breach (other than a payment breach) is not reasonably capable of cure within such [***] period but is capable of cure if given additional time, the breaching Party may submit a reasonable cure plan prior to the end of such [***] period, in which case, if the other Party agrees to such plan (such agreement not to be unreasonably withheld, conditioned or delayed), the other Party will not have the right to terminate this Agreement during an additional [***] period, so long as the breaching Party is using best efforts to implement such cure plan throughout such additional [***] period. Notwithstanding the foregoing, in the event of a good-faith dispute as to whether a material breach by a Party has occurred, the foregoing cure period with respect thereto will be tolled pending final resolution of such dispute in accordance with the terms of this Agreement, provided, however, that if such dispute relates to payment, such tolling of the cure period will only apply with respect to payment of the disputed amounts, and not with respect to any undisputed amounts. For clarity, either Party’s breach of the covenants in Section 12.4(c) (Mutual Covenants) and Section 12.4(d) (Mutual Covenants) shall be deemed a material breach hereunder. Notwithstanding the foregoing, if the material breach and failure to cure is solely with respect to Licensee’s obligations in one (1) or more (but not all) countries in the Territory, then IDEAYA shall have the right to terminate this Agreement with respect to such affected countries on a country-by-country basis or in its entirety.
(f)
Termination for Bankruptcy. Either Party may terminate this Agreement in its entirety, effective immediately, if the other Party: (i) is dissolved or liquidated or takes any corporate action for such purpose; (ii) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (iii) files or has filed against it a

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petition for voluntary or involuntary bankruptcy (and such involuntary case is not dismissed, stayed, vacated, discharged, withdrawn or otherwise is of no effect within [***] after the commencement thereof or the other Party consents to the involuntary bankruptcy or proceeding) or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign Bankruptcy Laws; (iv) makes or seeks to make a general assignment for the benefit of its creditors; or (v) applies for or has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.
15.3
Effects of Termination.
(a)
Termination of this Agreement in its Entirety.
(i)
Termination of Rights. Upon any termination of this Agreement for any reason, all rights and obligations of the Parties under this Agreement (including the licenses granted by IDEAYA to Licensee under Section 2.1(a) (License Grants to Licensee), except as necessary for the other Party to perform its surviving obligations hereunder) shall cease except as otherwise set forth in this Section 15.3 (Effects of Termination). Neither Party shall, commencing with the date such termination becomes effective, have any further obligations under this Agreement except as expressly set forth in this Section 15.3 (Effects of Termination), Section 15.3(a)(v) (Sell-Off Period) or Section 15.6 (Survival).
(ii)
Confidential Information. Upon any termination of this Agreement for any reason, Party shall comply with Section 11.9 (Return or Destruction of Confidential Information) with regard to the return or destruction of each Party’s Confidential Information upon expiration or termination of this Agreement.
(iii)
Clinical Trials. Upon any termination of this Agreement for any reason, Licensee shall, with respect to any ongoing clinical trials of the Licensed Product(s) that Licensee, its Affiliates or Sublicensees is conducting as of the effective date of termination, wind-down and terminate any such ongoing clinical trials in accordance with accepted biopharmaceutical industry norms and appropriate professional and ethical standards and Applicable Laws, at Licensee’s cost and expense.
(iv)
Regulatory Filings. Upon any termination of this Agreement for any reason, with respect to all Regulatory Filings and all other regulatory documents necessary to further Develop and Commercialize the Licensed Compound, Licensed Products and Biomarker/Companion Diagnostics, as they exist as of the date of such termination, IDEAYA shall determine in its sole discretion which of these shall be, at the reasonable cost and expense of IDEAYA (i) assigned to IDEAYA, and Licensee shall provide to IDEAYA a copy of the applicable documents and filings, together with the raw and summarized data for any preclinical and clinical studies of the Licensed Products or (ii) withdrawn or

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inactivated. Licensee shall cooperate with IDEAYA and execute all documents and provide reasonable assistance to effectuate the foregoing.
(v)
Sell-Off Period. Upon termination of this Agreement for any reason, for a period of [***] after the effective date of the termination of this Agreement (the “Sell-Off Period”), each of Licensee, its Affiliates, and its and their Sublicensees, will have the right to sell any or all of the its inventory of Licensed Products in its possession, custody or control as of the effective date of such termination, provided that, (a) such sales are made in the normal course consistent with Licensee’s past practice and in accordance with the applicable terms and conditions of this Agreement, and (b) Licensee shall continue to comply with its payment, reporting and audit obligations under Article 5 (Financial Terms) and Section 9.7 (Records and Audits) with respect to such sales of Licensed Products during the Sell-Off Period. Within [***] prior to the expiration of the Sell-Off Period, Licensee shall notify IDEAYA of any quantities of Licensed Products remaining in its inventory, and IDEAYA shall have the option, upon notice to Licensee, to repurchase any such quantities of Licensed Products from Licensee at the supply price (without any markup, profit or additional fees) paid by Licensee for such Licensed Product. For clarity, Licensee may continue to use the Product Trademarks solely for the purpose of selling such existing inventory of Licensed Products during the Sell-Off Period, subject to compliance with the terms and conditions of this Agreement (including Section 10.9 (Product Trademarks)).
(b)
Termination of this Agreement in One or More Countries. If this Agreement is terminated with respect to one or more countries in the Territory for any reason, then the provisions of Section 15.3(a) (Termination of this Agreement in its Entirety) shall apply, but only with respect to such terminated countries and this Agreement shall continue with respect to the other countries in the Territory, and the Territory shall be deemed amended to remove such country from the definition of Territory. For clarity, the licenses granted to Licensee under Section 2.1(a) (License Grants to Licensee) and all other rights and obligations of the Parties under this Agreement and with respect to the Licensed Compound and Licensed Products shall automatically exclude such terminated country as outside of the Territory upon such termination.
15.4
Sublicense Survival. Upon termination of the Agreement by IDEAYA pursuant to Section 15.2(c) (Termination by IDEAYA for Cessation of Development or Commercialization), Section 15.2(d) (Termination by IDEAYA for Patent Challenge), Section 15.2(e) (Termination by Either Party for Material Breach), or Section 15.2(f) (Termination for Bankruptcy), and such early termination is not due in whole or in part to the actions or omissions of the applicable Sublicensee: (i) Licensee will provide written notice to IDEAYA within [***] following the notice of termination that it desires to have one or more Sublicensee become a direct licensee of IDEAYA with a license of substantially identical scope as the sublicense granted by Licensee or its Affiliates under the applicable Sublicense (“Direct License”), (ii) during a period of [***] (or [***] if the [***] additional cure period in Section 15.2(e) (Termination by Either Party for Material Breach) applies) following the date of delivery of notice of termination of this Agreement pursuant to Section 15.2(c) (Termination by IDEAYA for Cessation of Development

|US-DOCS\163899140.5||

or Commercialization), Section 15.2(d) (Termination by IDEAYA for Patent Challenge), Section 15.2(e) (Termination by Either Party for Material Breach), or Section 15.2(f) (Termination for Bankruptcy), Licensee will respond, or will cause such Sublicensee to respond, promptly to IDEAYA’s reasonable requests for true and correct information and documentation to enable IDEAYA to confirm the compliance of such Sublicensee with all Applicable Laws and this Agreement with respect to such Sublicense, and (iii) if (A) IDEAYA determines in good faith that such Sublicensee is not in material breach of the terms of this Agreement in regard to such Sublicense, and is in compliance with all Applicable Laws at the date of delivery of notice of termination of this Agreement, and (B) if such Sublicensee agrees in writing to assume all applicable obligations of Licensee under this Agreement, taking into consideration any differences in scope or territory between this Agreement and the applicable Sublicense, then (y) the Direct License will become effective, upon the effective date of termination of this Agreement, and such Sublicense will terminate effective upon the effective date of the Direct License, and (z) IDEAYA and such Sublicensee will promptly enter into a written agreement reflecting terms of the Direct License. For clarity, upon any existing Sublicensee entering into a Direct License, any sales of products following the effective date of termination of this Agreement by such Third Party Sublicensee that would have been Licensed Products under this Agreement will be considered Net Sales, and will be subject such Sublicensee to the royalty obligations under the applicable Direct License.
15.5
Termination of Novartis Agreement. IDEAYA shall not terminate the Novartis Agreement pursuant to Section 11.4 (Termination by IDEAYA Without Cause) of the Novartis Agreement without consulting with Licensee in accordance with Section 2.6(a) (Novartis Agreement). Upon termination of the Novartis Agreement (i) by Novartis pursuant to Section 11.2 (Termination for Cause) or Section 11.3 (Insolvency) of the Novartis Agreement or (ii) by IDEAYA pursuant to Section 11.4 (Termination by IDEAYA Without Cause) of the Novartis Agreement, and provided that Licensee is not in breach of this Agreement, Licensee acknowledges that it has [***] after the effective date of termination of the Novartis Agreement to notify Novartis in writing of its intent to enter into a direct license with Novartis to enable Licensee to continue its exercise of the rights sublicensed to it from Novartis by IDEAYA.
15.6
Survival.
(a)
This Section 15.6 (Survival) and the following provisions will survive termination of this Agreement: Article 1 (Definitions), Article 9 (Financial Terms) (solely with respect to any payment obligations incurred prior to the effective date of termination or expiration or under Section 15.3(a)(v) (Sell-Off Period)), Section 9.7 (Records and Audits), (in each case, solely with respect to any payment obligations incurred prior to the effective date of termination or expiration or under Section 15.3(a)(v) (Sell-Off Period)), Section 10.1 (IP Ownership), Section 10.2 (Assignment of Arising IP upon Termination), Section 10.9(b) (Ownership of Product Trademarks), Article 11 (Confidentiality), Section 13.1 (Limitation of Liability), Article 14 (Indemnification), Section 15.3 (Effects of Termination), Section 15.4 (Sublicense Survival), Article 16 (Dispute Resolution) and Article 17 (Miscellaneous).
(b)
Upon expiration of this Agreement and until such time as either Party ceases all Commercialization of all Licensed Products, all provisions other than Section

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2.1(a) (License Grants to Licensee) and Article 9 (Financial Terms) shall survive such expiration.
(c)
Except as otherwise expressly set forth in this Agreement, termination or expiration of this Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate or expire, as applicable, upon termination or expiration of this Agreement.
Article 16

Dispute Resolution
16.1
Governing Law; Submission to Jurisdiction. This Agreement and all related documents, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of England and Wales, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of England and Wales, except as to any issue which depends upon the validity, scope or enforceability of any Patent Right, which issue shall be determined in accordance with the laws of the country in which such patent was issued.
16.2
Resolution by Executive Officers. If a dispute as to matters arising under or relating to this Agreement or either Party’s rights and obligations hereunder arises, either Party may refer such dispute to the officer designated by the Executive Officers of each Party, who will meet in person or by telephone within [***] after such referral to attempt in good faith to resolve such dispute. If such matter cannot be resolved by discussion of such officers within such [***] period, or such other time period as the Parties may agree to in writing, such dispute will be resolved in accordance with Section 16.3 (Arbitration).
16.3
Arbitration.
(a)
Any dispute arising under or relating to this Agreement that is not resolved as provided in Section 16.2 (Resolution by Executive Officers), shall be resolved through binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) as then in effect (the “ICC Rules”). Notwithstanding the foregoing, the Parties acknowledge and agree that the following disputes may be resolved by a court of competent jurisdiction under the Applicable Laws pursuant to Section 16.4 (Litigation): (i) disputes with respect to determining the validity, enforceability or infringement of any Patent Right, (ii) any dispute relating to antitrust matters and (iii) any other dispute that is not permitted under Applicable Law to be resolved by arbitration despite the existence of this Article 16 (Dispute Resolution).
(b)
The arbitration will be conducted by a panel of three (3) arbitrators, none of whom will be a current or former employee or director, or a then-current stockholder, of either Party, their respective then-current Affiliates, or any Sublicensee. Each Party will

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be entitled to appoint a co-arbitrator, and the two (2) co-arbitrators so appointed will nominate the third arbitrator, who will act as the President of the Tribunal, within [***] of their appointment. If any Party or the co-arbitrators fail to make the appointment as provided herein, the ICC Court of Arbitration will make the appointment in accordance with the ICC Rules. The place of arbitration will be London, England, and the arbitration and all communications and documents relating thereto will be conducted in English.
(c)
The arbitration shall not include “U.S.-style discovery” (e.g., no depositions, interrogatories, or requests for admissions), except for document production in accordance with the latest IBA Rules on the Taking of Evidence in International Arbitration.
(d)
The award will be final and unappealable, and judgment upon the award may be entered in any court of competent jurisdiction. The arbitrators will have no authority to award punitive or any other non-compensatory damages. The arbitrators will, unless they deem otherwise in the circumstances, order that all or part of the costs incurred by the prevailing Party in connection with the arbitration, including reasonable attorneys’ fees, be paid by the non-prevailing Party.
(e)
Except to the extent necessary to confirm or enforce an award or to accomplish the purpose of this Agreement, including to exercise its rights and to perform its obligations under this Agreement or as may be required by Applicable Law, the existence, content, or results of an arbitration will be Confidential Information of each of the Parties, and neither a Party nor an arbitrator may disclose such Confidential Information without the prior written consent of the other Party, provided, however, each Party may disclose the content of the award to its Affiliates, or its or their Sublicensees and Representatives who have a legitimate need to know the content of the award or as otherwise permitted under Article 11 (Confidentiality).
16.4
Litigation. With respect to disputes not required to be resolved pursuant to Section 16.3 (Arbitration), each of the Parties hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of London, England. for any matter arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts, (b) waives any objection to the laying of venue of any matter arising out of this Agreement or the transactions contemplated hereby in the courts of London, England, and (c) waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum. The Parties agree that a final judgment in any such matter shall be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by Applicable Law.
16.5
Equitable Relief. Notwithstanding any provision to the contrary herein, each Party acknowledges that a breach by the other Party of this Agreement may cause the non-breaching Party irreparable harm, for which an award of damages would not be adequate compensation, and agrees that, in the event of such a breach or threatened breach, the non-breaching Party will be entitled to equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that

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may be available from any court, and the Parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages or irreparable harm in connection with such relief. These remedies are not exclusive but are in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.
16.6
Payment Tolling. During the pendency of any dispute resolution proceeding between the Parties under this Article 16 (Dispute Resolution), the obligation to make any payment, or portion thereof, under this Agreement from one Party to the other Party, which payment, or portion thereof, is the subject, in whole or in part, of a proceeding under this Article 16 (Dispute Resolution), will be tolled until the final outcome of such dispute has been established. Any portion of a payment which is not in dispute will be paid in accordance with the terms of this Agreement.
Article 17

Miscellaneous
17.1
Force Majeure. If the performance of any obligation under this Agreement by either Party is prevented, restricted, interfered with or delayed by any reason or cause beyond the reasonable control of such Party which causes the performance of such Party’s obligations under this Agreement to become illegal or impossible (including fire, flood, embargo, acts of war, pandemic, insurrection, riot, terrorism, earthquake, or storm or like catastrophe) (each, a “Force Majeure Event”), the Party so affected may, upon giving written notice to the other Party, suspend the performance of such obligation to the extent of such Force Majeure Event, unless the Parties mutually agree otherwise, and provided that the affected Party shall use its substantial efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. If either Party becomes aware that such a Force Majeure Event has occurred or is imminent or likely, it shall immediately notify the other. The Party which is subject to such Force Majeure Event shall exert commercially reasonable efforts to overcome it; provided that if the Force Majeure Event continues unabated for a period of [***], the other Party may terminate the Agreement upon [***] written notice to the affected Party.
17.2
Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code or comparable provision of applicable Bankruptcy Laws, licenses of right to “intellectual property” as defined under Section 101 of the Bankruptcy Code or comparable provision of applicable Bankruptcy Laws. The Parties agree that a Party that is a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or comparable provision of applicable Bankruptcy Laws. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party to this Agreement under the Bankruptcy Code or comparable provision of applicable Bankruptcy Laws, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy or insolvency proceeding upon its written request therefor, unless the bankrupt Party elects to continue to perform all of its obligations under

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this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party.
17.3
Further Assurances. From and after the date hereof, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.
17.4
Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party has authority to contract for or bind the other Party in any manner whatsoever.
17.5
Non-Use of Names. Neither Party shall use the name, trademark, logo, or physical likeness of the other Party or any of its respective officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without the other Party’s prior written consent. Each Party shall require its Affiliates to comply with the foregoing.
17.6
Notices. All notices, requests, consents, claims, demands, waivers, and other communications (other than routine communications having no legal effect) must be in writing, in English, and refer specifically to this Agreement. Any and all notices or other communications (other than day-to-day business or operational communications between the Parties) shall be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by registered, or certified mail with receipt confirmation or (c) delivered electronically via email with the notice in the body of the email or attached as a PDF or other electronic file and with receipt acknowledged by the recipient (excluding automatic replies) and followed up by delivery via clauses (a) or (b) within [***], and addressed or sent as set forth below unless changed by notice so given:

If to Licensee:	Les Laboratoires Servier [***] with a copy (which shall not constitute notice) to: Les Laboratoires Servier [***]
If to IDEAYA:	IDEAYA Biosciences, Inc. [***] with a copy (which shall not constitute notice) to: IDEAYA Biosciences, Inc. [***]

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Any such notice delivered via method (a) or (b) shall be deemed given on the date received. Any such notice delivered via method (c) shall be deemed given on the date that the recipient acknowledges receipt of the electronic notice by replying to the sender a message confirming receipt, such acknowledgement and confirmation shall not be unreasonably delayed, withheld, or conditions. A Party may add, delete, or change the Person or address or email address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 17.6 (Notices). Each Party providing notice under methods (a) or (b) above shall concurrently with the physical delivery of such notice send each recipient an email with a courtesy PDF copy of the notice, which shall not constitute notice.

17.7
Interpretation.
(a)
For purposes of this Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole.
(b)
Unless the context otherwise requires, references herein to: (x) Sections and Schedules refer to the Sections of and Schedules attached to this Agreement; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.
17.8
Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
17.9
Entire Agreement. This Agreement, together with all Schedules, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Collaboration Agreement. All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement, including the Confidential Disclosure Agreement, are hereby superseded and merged into, extinguished by and completely expressed by this Agreement. Neither of the Parties shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement.
17.10
Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned, novated or otherwise transferred by either Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise, without the prior written consent of the other Party, except that: (i) either Party may assign, novate or otherwise transfer this Agreement and its rights and obligations hereunder, in whole or in part, without the other Party’s consent to an Affiliate of such assigning Party, provided that the assigning Party will remain liable

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and responsible to the non-assigning Party for the performance and observance of all such duties and obligations by such Affiliate; and (ii) either Party may assign, novate or otherwise transfer this Agreement in its entirety and all its rights and obligations hereunder to a Third Party without the other Party’s consent in connection with the sale, transfer or other disposition of all or substantially all of such Party’s assets to which this Agreement relates (“Sale Transaction”), provided that the Third Party assignee shall expressly agree to be bound by the assigning Party’s obligations under this Agreement, and provided, further, that with respect to Licensee, such Third Party assignee is [***]. With respect to any assignment of this Agreement where consent of the non-assigning Party is not required, the assigning Party shall provide written notice to the non-assigning Party of such assignment within [***] of such assignment. The rights and obligations of the Parties under this Agreement will be binding upon and inure to the benefit of the permitted successors and permitted assigns of the Parties specified above, and the name of a Party appearing herein will be deemed to include the name of such Party’s permitted successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Section 17.10 (Assignment) will be null and void.
17.11
Change of Control. IDEAYA shall promptly notify Licensee in writing upon the execution of a definitive agreement providing for a Change of Control of IDEAYA in favor of a Third Party (“Acquiror”). In the event the contemplated Acquiror (or its Affiliate) is a direct competitor of Licensee, as reasonably determined by the Parties, through the JSC, then the Parties shall, at a minimum, implement protective measures, which may include, without limitation, the establishment of a reasonable firewall to restrict access to Licensee’s Confidential Information and activities under this Agreement by any personnel of such Acquiror or its Affiliates not directly involved in the performance of IDEAYA’s obligations hereunder. [***]
17.12
Securitization Transaction. Notwithstanding any provision to the contrary in Section 17.10 (Assignment) or elsewhere in this Agreement, IDEAYA may assign, no earlier than [***] prior to the expected First Commercial Sale by Licensee of a Licensed Product in any country, to a bona fide Third Party financing source (that is not a pharmaceutical company) its right to receive the Milestone Payments, royalties and Sublicense Revenues hereunder (such assignment, a “Securitization Transaction”), provided that such assignment shall not release IDEAYA from any of its obligations under this Agreement. In connection with an actual or potential Securitization Transaction, IDEAYA may disclose to such Third Party the royalty reports contemplated under Section 9.4(d) (Royalty Payment Mechanics and Reporting), audit reports contemplated under Section 9.7 (Records and Audits) and any other reports reasonably requested by such Third Party, in each case, without the prior written consent of Licensee, to enable such Third Party to evaluate, exercise its rights with respect to, such Securitization Transaction; provided that such Third Party is under obligations of confidentiality and non-use with respect to Confidential Information included in such reports and plans that are no less protective or restrictive than the terms of Article 11 (Confidentiality). As a condition to such assignment, IDEAYA shall ensure that the relevant Third Party acknowledges and agrees in writing that it shall have no rights to make any direct claim or initiate any proceeding directly against Licensee in connection with Licensee’s performance or non-performance of this Agreement (in particular under Article 10 (Financial Terms)).
17.13
No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express

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or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under, or by reason of this Agreement.
17.14
Designation of Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.
17.15
Amendment; Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
17.16
Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
17.17
Subsequent Events. Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference to any Applicable Law herein shall be construed as referring to such Applicable Law as from time to time enacted, repealed or amended; and (c) subject to Section 17.10 (Assignment), any reference herein to any Person shall be construed to include the Person’s successors and assigns.
17.18
Fees and Expenses. Except as otherwise specified in this Agreement, each Party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.
17.19
Electronic Signature. Each Party agrees to sign this Agreement by electronic signature (implemented by a Third-party service provider, DocuSign) and that this method of signature is as conclusive of the Parties’ intention to be bound by this Agreement as if signed by

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each Party's manuscript signature. A copy or PDF of the Agreement executed electronically shall be deemed an original for all purposes.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

IDEAYA BIOSCIENCES, INC.
By /s/ Yujiro S. Hata Name: Yujiro S. Hata Title: President and Chief Executive Officer
LES LABORATOIRES SERVIER
By /s/ Olivier Laureau Name: Olivier Laureau Title: President and Chief Executive Officer

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